UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DEKANIA CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DEKANIA CORP.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 6, 2009

TO THE STOCKHOLDERS OF DEKANIA CORP.:

You are cordially invited to attend a special meeting of stockholders of Dekania Corp. (“Dekania”) to be held at 11:00 a.m. Eastern Standard Time on February 6, 2009 at the offices of Dekania’s counsel Loeb & Loeb LLP, 345 Park Ave., New York, NY 10154, for the sole purpose of considering and voting upon either (1) four proposals (the “Extension Amendment”) to:

•	extend the date before which Dekania must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate; and

•

allow holders of less than 30% of the aggregate of Dekania’s public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO who vote against the Extension Amendment and elect conversion to (i) convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Dekania’s initial public offering (the “IPO”) (in addition to Dekania public stockholders’ existing conversion rights in connection with a business combination) and (ii) authorize Dekania and the trustee to disburse such conversion payments;

•

amend the threshold contained in Dekania’s certificate of incorporation regarding the limit on the amount of Dekania’s public shares that may seek a conversion prior to consummating a business combination to less than 60% of the aggregate of such shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) and authorize Dekania and the trustee to disburse the conversion payments in connection with the Extension Amendment; and

•	amend the certificate of incorporation to provide for the automatic dissolution of Dekania on August 31, 2009.

or (2) in the alternative, the following proposal relating to the dissolution of Dekania (the “Dissolution Proposal”):

•	approve the dissolution of Dekania and the proposed plan of liquidation in substantially the form set forth in Annex B (the “Plan of Liquidation”) to the accompanying proxy statement.

and a proposal to:

•

authorize Dekania’s board of directors (the “Board of Directors”), in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals under alternative (1) are approved by stockholders.

The Board of Directors has fixed the close of business on January 16, 2009 as the date for determining Dekania stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Dekania common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

The purpose of the Extension Amendment is to allow Dekania more time to complete its proposed business combination with BlueCreek Energy, Inc., a Colorado corporation (“BlueCreek”), pursuant to the non-binding letter of intent, dated as of December 29, 2008 among Dekania, BlueCreek and certain shareholders of BlueCreek (the “LOI”). Definitive agreements embodying the transaction contemplated by the LOI are currently being negotiated. This transaction is referred to as the “business combination.”

The transaction with BlueCreek is also expected to be considered a “business combination” under Dekania’s certificate of incorporation upon the consummation thereof, which currently provides that if Dekania does not consummate a business combination by February 7, 2009, Dekania will dissolve and distribute to its public stockholders the funds available in the trust account established in Dekania’s IPO, with any remaining net assets being distributed to its common stockholders. As explained below, there is a likelihood that Dekania will be unable to complete the business combination by that date. The Board of Directors believes that stockholders will benefit from Dekania’s business combination with BlueCreek and is therefore proposing a one-time amendment to Dekania’s certificate of incorporation to extend that date to August 31, 2009, and to make other corresponding changes in the certification of incorporation.

If the Extension Amendment is not approved and the Dissolution Proposal is approved, Dekania expects to file the certificate of dissolution with the Delaware Secretary of State shortly thereafter and then distribute as soon as practicable thereafter to the public stockholders the principal and interest (net of tax liabilities and permitted dissolution expenses, if any) then held in the trust account. Dekania currently estimates that, if the Dekania stockholders approve the Dissolution Proposal at the special meeting, each public stockholder will receive a liquidating distribution of not less than $10.00 per IPO share. However, the exact timing and amount will not be determined until the time of such distribution.

Stockholder approval of Dekania’s dissolution is required by Delaware law, under which Dekania is organized. The affirmative vote of a majority of Dekania’s outstanding shares of common stock will be required to approve the dissolution and plan of liquidation. The Board of Directors intends to formally adopt the plan of liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and the plan of liquidation.

Pursuant to an Investment Management Trust Agreement dated February 1, 2007 between Dekania and American Stock Transfer and Trust Company (the “trust agreement”), the funds in the trust account were invested in money market accounts meeting conditions of the Investment Company Act of 1940, as amended, and/or securities principally issued or guaranteed by the U.S. government. Dekania has withdrawn all of the $2,500,000 of interest income on funds in the trust account it is permitted to withdraw for working capital pursuant to the trust agreement. Because the trust agreement does not permit the distribution of trust funds to stockholders seeking conversion in connection with the Extension Amendment, Dekania could be required to pay claims of any stockholders that do not vote and so authorize the conversion payments described herein. Dekania will establish a separate account to accommodate any late conversion requests it receives from any such stockholders.

Dekania had accrued and unpaid liabilities of approximately $360,553 as of December 26, 2008, and it will incur additional amounts for services to be rendered by unaffiliated parties prior to completion of its business combination or dissolution and liquidation. Dekania believes that it does not currently owe any amounts to creditors which have not waived their claims against the trust account. Dekania also has a $3,291,000 irrevocable letter of credit from the sponsor issued by Commerce Bank held for the benefit of the trust account and the public stockholders, which may be drawn upon by the trustee of the trust account to provide a pro rata payment to the public stockholders, if the funds in the trust account are less than $10.00 per share. Additionally, Dekania’s sponsor has agreed to indemnify Dekania for all claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Although Dekania had not asked its sponsor to reserve for such an eventuality, Dekania anticipates that it will honor its indemnification obligations in full, as Cohen Brothers, LLC, d/b/a Cohen & Company, the parent of the sponsor, has agreed with the sponsor to provide it with any funds that it may require to satisfy these obligations.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with BlueCreek if and when it is submitted to stockholders, and Dekania expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement that will be filed with the SEC shortly relating to the business combination.

Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation. Since the completion of its IPO, Dekania has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, Dekania began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Dekania identified and reviewed information with respect approximately 55 possible target companies, four of which (not including BlueCreek) were provided with a detailed term sheet and/or a preliminary letter of intent.

The initial discussion between Dekania and BlueCreek management commenced in November 2008. From November 5, 2008 until December 29, 2008, Dekania, while also involved in due diligence activities, engaged in negotiations with BlueCreek and their respective shareholders on the terms of the agreement to govern the business combination. The parties anticipate entering into a definitive share exchange agreement on or about January 28, 2009.

As Dekania believes the business combination with BlueCreek to be in the best interests of Dekania’s stockholders, and because Dekania may not be able to conclude the business combination with BlueCreek by February 7, 2009, Dekania has determined to seek stockholder approval to extend the time for closing the business combination beyond February 7, 2009 to August 31, 2009. If the Extension Amendment is approved, Dekania expects to seek stockholder approval of the proposed business combination with BlueCreek in the near future.

The existing conversion rights of Dekania’s public common stock provide that if holders of 3,063,720 or more public shares (which number represents 30% of the outstanding shares of public common stock plus the number of shares sold in a private placement by Dekania concurrently with its IPO) vote against the proposed business combination with BlueCreek and elect to convert their shares into a portion of the funds available in the trust account, Dekania will not complete the business combination, and Dekania will be liquidated. Dekania believes that these conversion rights were included to protect Dekania’s public stockholders from having to sustain their investments for an unreasonably long period if Dekania failed to find a suitable acquisition in the time frame contemplated by the certificate of incorporation. However, Dekania also believes that, given Dekania’s expenditure of time, effort and money on the proposed business combination with BlueCreek, circumstances warrant providing those public stockholders who might find BlueCreek to be an attractive investment an opportunity to consider the business combination with BlueCreek. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 3,063,720 or more public shares are voted against the Extension Amendment, the Board of Directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stock. In such case, each public shareholder will receive a liquidating distribution of not less than $10.00 per IPO share. The closing price of Dekania’s public common stock on December 26, 2008 was $9.81.

If holders of fewer than 3,063,720 public shares vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their shares, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Public shareholders may elect to convert their shares into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. The remaining holders of public shares will retain their right to convert their shares into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures that will be described in the proxy statement to be filed with the SEC in connection with the business combination. As a result, the effective limit on cash conversions will be approximately 60% if the Extension Amendment is approved, which is why Dekania is seeking approval of the amendment to increase the limit on cash conversions to less than 60% of the aggregate of such shares plus the number of such shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) to accommodate conversions effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment roll over to a business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 30% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 50%).

It is a requirement that any business acquired by Dekania have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account net of amounts for taxes and the underwriters’ deferred compensation, and excluding our sponsor’s letter of credit. Dekania will only pursue and present for stockholder approval an acquisition that meets this “80% Test” as applied to the size of its trust account as of the consummation of its initial public offering, plus accrued interest since that date and less taxes and approved withdrawals, but not reduced for any conversions effected in connection with the Extension Amendment. Therefore, the board of directors will make a determination of whether the 80% Test is satisfied without taking into consideration any conversions made in connection with the Extension Amendment. As of September 30, 2008, this amount equals approximately $94.5 million multiplied by 80%, or $75.6 million.

Subject to the foregoing, the affirmative vote of a majority of Dekania’s outstanding common stock, voting for all proposals contained in the Extension Amendment, will be required to approve the Extension Amendment.

Dekania will only ask you once to extend the period during which a business combination may be completed. The trust agreement will continue to prohibit any further changes in the distribution of trust account funds unless each and every stockholder specifically agrees in writing to such change. This provision will make further extensions difficult for Dekania to effect as Dekania believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the unanimous vote provision that may render adhering to its strict requirements problematic for the Dekania board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against Dekania.

In considering the Extension Amendment, Dekania’s stockholders should be aware that because Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation, such stockholders may have securities law claims against Dekania. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in Dekania incurring additional transaction expenses, and may also result in securities law and other claims (including claims for violating the terms of the trust agreement or for indemnification by the trustee in connection with any such claims) against Dekania whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Dekania incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, that are not fully indemnified by our sponsor, Cohen Bros. Acquisitions, LLC. A consequence might be that holders of public shares who do not elect conversion at the time of the Extension Amendment vote but elect to convert their shares in connection with the proposed business combination vote will receive a lesser amount in respect to their pro rata share of the trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Dekania believes it is unlikely it will be able to complete a business combination before its February 7, 2009 termination date.

After careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to and in the best interests of Dekania and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

Under Delaware law and Dekania’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the Dissolution Proposal and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Dated: January 22, 2009

By Order of the Board of Directors,

Christopher Ricciardi

Director

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals, but you will not be able to convert your shares.

DEKANIA CORP.

2929 Arch Street, Suite A03

Philadelphia, PA 19104

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 6, 2009

PROXY STATEMENT

A special meeting of stockholders of Dekania Corp. (“Dekania”), a Delaware corporation, will be held at 11:00 a.m. Eastern standard time on February 6, 2009, at the offices of Dekania’s counsel Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, for the sole purpose of considering and voting upon either (1) four proposals (the “Extension Amendment”) to:

•	extend the date before which Dekania must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate; and

•

allow holders of less than 30% of the aggregate of Dekania’s public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO who vote against the Extension Amendment and elect conversion to (i) convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Dekania’s initial public offering (the “IPO”) (in addition to Dekania public stockholders’ existing conversion rights in connection with a business combination) and (ii) authorize Dekania and the trustee to disburse such, conversion payments;

•

amend the threshold contained in Dekania’s certificate of incorporation regarding the limit on the amount of Dekania’s public shares that may seek a conversion prior to consummating a business combination to less than 60% of the aggregate of such shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) and authorize Dekania and the trustee to disburse the conversion payments in connection with the Extension Amendment; and

•	amend the certificate of incorporation to provide for the automatic dissolution of Dekania on August 31, 2009.

or (2) in the alternative, the following proposal relating to the dissolution of Dekania (the “Dissolution Proposal”):

•	approve the dissolution of Dekania and the proposed plan of liquidation in substantially the form set forth in Annex B (the “Plan of Liquidation”).

and a proposal to:

•

authorize Dekania’s board of directors (the “Board of Directors”), in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals under alternative (1) are approved by stockholders.

A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of Dekania’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, pro rata portions of the funds available in the trust account to the public stockholders voting against the Extension Amendment in lieu of later conversion or liquidation proceeds to which they would otherwise be entitled. A stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to Dekania and the trustee disbursing such conversion payments from the trust account and waiver of any claims against the trustee in connection therewith.

The trust agreement will continue to prohibit any further changes in the distribution of the trust account funds unless each and every Dekania stockholder specifically agrees in writing to such change. This provision will make further extensions difficult for Dekania to effect as Dekania believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the unanimous vote provision that may render adhering to its strict requirements problematic for the Dekania board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against Dekania. See “Will you seek any further extensions of the deadline for consummation of a business combination?” in “Questions and Answers” for more information about amending the trust account agreement.

Under Delaware law and Dekania’s bylaws, no other business may be transacted at the special meeting.

The record date for the special meeting is January 16, 2009. Record holders of Dekania common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 12,699,900 outstanding shares of Dekania common stock including 9,962,400 outstanding shares of Dekania public common stock. Dekania’s warrants do not have voting rights.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

This proxy statement is dated January 22, 2009 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q. What is being voted on?	A. You are being asked to vote on either: (1) four proposals (the “Extension Amendment”) to:

•	extend the date before which Dekania must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate;

•

allow holders of less than 30% of the aggregate of Dekania’s public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO who vote against the Extension Amendment and elect conversion to (i) convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Dekania’s initial public offering (the “IPO”) (in addition to Dekania public stockholders’ existing conversion rights in connection with a business combination) and (ii) authorize Dekania and the trustee to disburse such conversion payments;

•

amend the threshold contained in Dekania’s certificate of incorporation regarding the limit on the amount of Dekania’s public shares that may seek a conversion prior to consummating a business combination to less than 60% of the aggregate of such shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) and authorize Dekania and the trustee to disburse the conversion payments in connection with the Extension Amendment; and

•	amend the certificate of incorporation to provide for the automatic dissolution of Dekania on August 31, 2009.

or (2) in the alternative, the following proposal relating to the dissolution of Dekania (the “Dissolution Proposal”):

•	approve the dissolution of Dekania and the proposed plan of liquidation in substantially the form set forth in Annex B (the “Plan of Liquidation”).

and a proposal to:

•

authorize the Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each such proposal under alternative (1) is approved by stockholders.

Your approval of the second proposal of the Extension Amendment will constitute your consent to the use of funds held in Dekania’s trust account to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, pro rata portions of the funds available in the trust account to public stockholders voting against each proposal contained in the Extension Amendment. Your approval of the third proposal of the Extension Amendment will constitute consent to Dekania and the trustee disbursing such conversion payments from the trust account and waiver of any claims against the trustee in connection therewith. The trust agreement will continue to prohibit any changes in the distribution of the trust account funds unless each and every Dekania stockholder specifically agrees in writing to such change. This provision will make further extensions difficult for Dekania to effect as Dekania believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the unanimous vote provision that may render adhering to its strict requirements problematic for the Dekania board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against Dekania.

Holders of public shares will retain the right to convert such shares into the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures that will be described in the proxy statement that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the business combination.

Under Delaware law and Dekania’s bylaws, no other business may be transacted at the special meeting.

Q. Why is Dekania proposing to amend its certificate of incorporation in connection with the Extension Amendment?	A. Dekania was organized to serve as a vehicle for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, or other similar business combination.

On December 29, 2008, Dekania entered into a non-binding LOI with BlueCreek and certain of its shareholders (the “selling shareholders”) that contemplates a share exchange with the selling shareholders that, if approved, would result in Dekania holding 100% of the outstanding common shares of BlueCreek.

BlueCreek is an energy company engaged in developing conventional and non-conventional gas resources in continental North America. Dekania believes that a business combination with BlueCreek will provide Dekania stockholders with an opportunity to invest in a company with significant growth potential.

Dekania expects to seek stockholder approval of the proposed business combination as soon as possible after completion of the SEC review process of the proxy statement that will be filed with the SEC shortly

(but in any event prior to the mailing of this proxy statement to Dekania’s shareholders) in connection with the business combination.

Dekania’s proposed business combination with BlueCreek is expected to qualify as a “business combination” under Dekania’s certificate of incorporation upon its consummation. The certificate of incorporation currently provides that if the business combination is not completed by February 7, 2009, Dekania will be liquidated. As explained below, Dekania may not be able to complete the business combination by February 7, 2009 given when the share exchange agreement is anticipated to be signed and the actions that must occur prior to closing.

Dekania believes the business combination with BlueCreek to be in the best interests of Dekania’s stockholders, and because there is a likelihood that Dekania will not be able to conclude the business combination with BlueCreek by February 7, 2009, Dekania has determined to seek stockholder approval to extend the time for completion of the business combination from February 7, 2009 to August 31, 2009.

Dekania’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the February 7, 2009 deadline. Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation. Dekania believes that these provisions were included to protect Dekania’s public stockholders from having to sustain their investments for an unreasonably long period if Dekania failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Dekania also believes that given Dekania’s expenditure of time, effort and money on the proposed business combination with BlueCreek, circumstances warrant providing those public stockholders who might find BlueCreek to be an attractive investment an opportunity to consider the business combination with BlueCreek.

Even if the Extension Amendment is approved by a majority of stockholders, if holders of 3,063,720 or more of the outstanding public shares vote against the Extension Amendment and exercise their conversion rights, the board of directors will abandon the Extension Amendment. Dekania will, at that point, liquidate.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with BlueCreek if and when it is submitted to stockholders, and Dekania expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Q. Why should I vote for the Extension Amendment?	A. Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation. Since the completion of its IPO, Dekania has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, Dekania began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Dekania identified and reviewed information with respect to approximately 55 possible target companies, four of which (not including BlueCreek) were provided with a detailed term sheet and/or a preliminary letter of intent.

The initial discussion between Dekania and BlueCreek management commenced in November 2008. From November 5, 2008 until December 29, 2008, Dekania, while also involved in due diligence activities, engaged in negotiations with BlueCreek and its shareholders on the terms of the agreement to govern the business combination. The parties anticipate that they will enter into a definitive share exchange agreement on or about January 28, 2009.

As Dekania believes the business combination with BlueCreek to be in the best interests of Dekania’s stockholders, and because Dekania may not be able to conclude the business combination with BlueCreek by February 7, 2009, Dekania has determined to seek stockholder approval to extend the time for closing the business combination beyond February 7, 2009 to August 31, 2009. If the Extension Amendment is approved, Dekania expects to seek stockholder approval of the proposed business combination with BlueCreek in the near future.

Dekania has received an opinion from special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Morris James’s opinion is included as Annex C to this proxy statement, and stockholders are urged to review it in its entirety.

The Board of Directors believes that it is in the best interests of Dekania’s stockholders to propose extending that deadline.

Q. How do the Dekania insiders intend to vote their shares?	A. All of Dekania’s directors, executive officers and their affiliates are expected to vote any common stock (including any public common stock owned by them) in accordance with the majority of the shares voted by our public shareholders. On the record date, directors and executive officers of Dekania and their affiliates beneficially owned and were entitled to vote 586,084 shares of Dekania common stock, representing approximately 4.6% of Dekania’s issued and outstanding common stock.

In addition, affiliates of BlueCreek or Dekania may choose to buy shares of Dekania public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Dekania public common stock purchased by affiliates of BlueCreek or Dekania will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with BlueCreek is not consummated and Dekania is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

Q. What vote is required to adopt the Extension Amendment?	A. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Dekania’s outstanding common stock on the record date voting for all proposals contained in the Extension Amendment.

Dekania believes that the conversion rights afforded public stockholders in its IPO prospectus were included to protect such stockholders from having to sustain their investments for an unreasonably long period if Dekania failed to find a suitable acquisition in the time frame contemplated by the certificate of incorporation. However, Dekania also believes that given Dekania’s expenditure of time, effort and money on the proposed business combination with BlueCreek, circumstances warrant providing those public stockholders who might find BlueCreek to be an attractive investment an opportunity to consider the business combination with BlueCreek. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 3,063,720 or more public shares are voted against the Extension Amendment, the board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders.

Dekania will then determine whether there is any possibility of completing the business combination with BlueCreek by February 7, 2009. If not, the board of directors would commence liquidation proceedings, which proceeding would take the form of the Plan of Liquidation attached as Annex B hereto in the event sufficient shares are voted in its favor.

Q. Since Dekania’s IPO prospectus doesn’t say that the company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?	A. You should be aware that because Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation, each stockholder may have securities law claims against Dekania for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $10.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of Dekania’s IPO (which, in the case of public stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with BlueCreek may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Dekania’s IPO, might seek to have the claims satisfied from funds in the trust account. The stockholders who own shares issued in Dekania’s IPO could assert such rescission claims based on the fact that Dekania is taking the position that the approval of the Extension Amendment does not require any modification of the Warrant Agreement governing its outstanding warrants, which become exercisable only upon consummation of a business combination (as defined in Dekania’s IPO registration statement). While Dekania believes that the foregoing parenthetical reference to this description was included in the Warrant Agreement with the intention that the exercisability of the warrants commence only once a proposed business combination meeting the description set forth in its IPO registration statement (i.e., a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements ) had closed, it is possible that another interpretation involving such reference imposing a requirement that such business combination take place during the twenty-four month period described in the IPO registration statement, may be asserted by persons interested in invalidating Dekania’s outstanding warrants by bringing such a rescission claim. If proposing the Extension Amendment results in Dekania incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the trust account payable to holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed business combination vote will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. Dekania cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to public stockholders of trust account funds upon conversion or liquidation.

Aside from possible securities law claims against Dekania, you should also be aware that if the Extension Amendment is approved, Dekania will incur substantial additional expenses in seeking to complete the business combination with BlueCreek, in addition to expenses incurred in proposing the Extension Amendment. Dekania does not have sufficient funds outside of the trust account to pay these obligations. Dekania expects the combined company would ultimately bear these expenses if the proposed business combination is completed. If the business combination is not completed and these obligations are not met, fully or at all, it is possible that vendors that have not waived their right to funds held in the trust account could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the trust account upon liquidation. In connection with the IPO, Cohen Bros. Acquisitions, LLC (“Cohen Bros.”) agreed to indemnify Dekania for debts and obligations to vendors that are owed money by Dekania, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. Therefore, if the business combination is not consummated and vendors that have not signed waivers sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and Cohen Bros. would be required to fulfill his indemnification obligations. To the extent that Cohen Bros. fails to fulfill his indemnification obligations, the trust account may be depleted.

Furthermore, in the event the Extension Amendment proposal is adopted, Dekania is not intending to modify the expiration date of the warrants, which is currently February 1, 2011. Warrantholders may possibly assert that the warrant expiration date should be extended to August 31, 2011 if the Extension Amendment is approved to be consistent with the original intention of the Warrant Agreement, which could also lead to claims or potential liability in this regard. In addition, Dekania could be required to pay claims of any stockholders that do not vote and authorize the disbursal of the conversion payments in connection with the Extension Amendment. Dekania will establish a separate account to accommodate any late conversion requests it receives from any such stockholders.

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q. What if I don’t want to vote for the Extension Amendment?	A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into cash only if you vote against each proposal of the Extension Amendment and elect conversion (or if you exercise your conversion rights upon voting against the business combination with BlueCreek). If you vote “FOR” any of the proposals included in the Extension Amendment or abstain or do not vote on any of the proposals included in the Extension Amendment, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account if the business combination with BlueCreek is approved and completed and you vote against the business combination and elect conversion. However, as explained in “Summary — The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against Dekania whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a public stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

If you vote against the Extension Amendment and exercise your conversion right with respect to your public shares, you will no longer own them. Do not send your stock certificates with your proxy at this time.

If the Extension Amendment is approved, and less than 3,063,720 of the outstanding public shares are voted against it, Dekania will afford the public stockholders voting against the Extension Amendment and exercising their conversion rights, the opportunity to receive, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. The rights of public stockholders voting “FOR” the

Extension Amendment (or abstaining or not voting) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged. As a result, the effective limit on cash conversions will be approximately 60% if the Extension Amendment is approved, which is why Dekania is seeking approval of the amendment to increase the limit on cash conversions to less than 60% of the aggregate of such shares plus the number of such shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) to accommodate conversions effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment rollover to a business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 30% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 50%).

Q. Will you seek any further extensions of the deadline for consummation of a business combination?	A. No. The Board of Directors recognizes that Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation. As noted elsewhere herein, the trust agreement will continue to prohibit any changes in the distribution of trust account funds, including the date of such distribution, unless each and every Dekania stockholder specifically agrees in writing to such change. This provision will make further extensions difficult for Dekania to effect as Dekania believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the unanimous vote provision that may render adhering to its strict requirements problematic for the Dekania board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against Dekania.

Q. If the Extension Amendment is approved, what happens next?	A. Dekania is continuing its efforts to complete the proxy statement and registration materials relating to the proposed business combination with BlueCreek, which will involve:

•

completing the review process with respect to the proxy materials submitted to the SEC in connection with the business combination (but in any event prior to the mailing of this proxy statement to Dekania’s shareholders);

•	establishing a meeting date and record date for considering the proposed business combination, and distributing proxy materials to stockholders; and

•	holding a special meeting to consider the proposed business combination.

This timetable is independent of the Extension Amendment (although there is a likelihood that Dekania will not be able to complete all of these tasks prior to Dekania’s liquidation date unless the Extension Amendment is approved), and Dekania expects to submit the proposed business combination to stockholders for their approval promptly after SEC review is completed. If stockholders approve the proposed business combination, Dekania expects to consummate the business combination as soon as possible following stockholder approval.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with BlueCreek if and when it is submitted to stockholders, and Dekania expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Q. Would I still be able to exercise my conversion rights if I vote against the business combination with BlueCreek?	A. Unless you vote against the Extension Amendment and exercise your conversion rights, you will be able to vote on the business combination with BlueCreek when it is submitted to stockholders. If you disagree with the business combination, you will be entitled to exercise your conversion right if you:

•	vote against the business combination;

•	continue to hold your shares through the consummation of the business combination;

•	elect to convert your shares; and then

•	tender your stock certificate(s).

As explained in “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment will result in Dekania incurring substantial additional transaction expenses, and may also result in claims against Dekania whose holders might seek to have the claims satisfied from funds in the trust account, both of which could result in depletion of the trust account, thereby reducing a public stockholder’s pro rata portion of the trust account upon a conversion in connection with the business combination or a liquidation.

Q. What will happen if I abstain from voting or fail to vote for the Extension Amendment?

A. Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, except that, with respect to the outstanding public shares, it will not count toward the 30% “against” vote that, together with a conversion election with respect to 30% or more of the public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO, would result in the Extension Amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension

Amendment (although you would retain the right to exercise conversion rights if the business combination with BlueCreek is approved, and you voted against it).

Q. What happens if the Extension Amendment isn’t approved and the Dissolution Proposal is approved?	A. If the Extension Amendment is not approved and the Dissolution Proposal is approved, Dekania expects to file the certificate of dissolution with the Delaware Secretary of State shortly thereafter and then distribute as soon as practicable thereafter to the public stockholders the principal and interest (net of tax liabilities and permitted dissolution expenses, if any) then held in the trust account. Dekania currently estimates that, if the Dekania stockholders approve the dissolution and plan of liquidation at the special meeting, each public stockholder will receive a liquidating distribution of not less than $10.00 per initial public offering share. However, the exact timing and amount will not be determined until the time of such distribution.

Q. What does the proposed Plan of Liquidation provide for?	A. The proposed Plan of Liquidation described in and attached as Annex B to this proxy statement provides for the discharge of Dekania’s liabilities and the winding-up of its affairs, including the distribution to the public stockholders of the principal and accumulated interest (net of tax liabilities and permitted dissolution expenses, if any) of the trust account as contemplated by Dekania’s charter and initial public offering prospectus. The initial stockholders have waived their right to participate in any liquidation of the trust account with respect to shares of common stock they acquired when Dekania was formed and to the 250,000 shares included in the units purchased by the sponsor in the private placement.

Q. What vote is required to adopt the Dissolution Proposal?	A. Approval of our dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of our outstanding shares of common stock. Approval of the adjournment proposal requires the affirmative vote of holders of a majority of shares of common stock present or represented by proxy at the special meeting and voting on the proposal.

Q. Why should I vote for the Dissolution Proposal?	A. The Plan of Liquidation provides for the distribution to the public stockholders of the principal and any accumulated interest (net of tax liabilities and permitted dissolution expenses, if any) in the trust account as contemplated by Dekania’s charter and the initial public offering prospectus. Stockholder approval of Dekania’s dissolution is required by Delaware law, under which Dekania is organized. If the dissolution and Plan of Liquidation is not approved, Dekania will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds in the trust account to the public stockholders.

Q. How much will I receive if the Dissolution Proposal and Plan of Liquidation are approved?

A. If the dissolution and Plan of Liquidation are approved, we expect that the public stockholders will receive not less than $10.00 per share. The trust account contained an aggregate amount of approximately $97,066,289 as of September 30, 2008. Dekania has a $3,291,000 irrevocable letter of credit from the sponsor issued by

Commerce Bank held for the benefit of the trust account and the public stockholders, which may be drawn upon by the trustee of the trust account to provide a pro rata payment to the public stockholders, if the funds in the trust account are less than $10.00 per share. The amount in the trust account available for distribution to the holders of public shares will be finally determined at the time of such distribution.

Q. What if I do not want to vote for the dissolution and Plan of Liquidation?	A. If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote or vote against it. You should be aware, however, that if the dissolution and plan of liquidation are not approved, Dekania will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds (net of tax liabilities and permitted dissolution expenses, if any) held in the trust account to the public stockholders. Whether or not you vote against it, if the dissolution and plan of liquidation are approved, all public stockholders will be entitled to share ratably in the liquidation of the trust account.

Q. What happens if the dissolution and Plan of Liquidation are not approved?	A. If the dissolution and Plan of Liquidation are not approved, Dekania will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds (net of tax liabilities and permitted dissolution expenses, if any) held in the trust account to public stockholders. If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q. If the dissolution and Plan of Liquidation are approved, what happens next?	A. We will file a certificate of dissolution with the Delaware Secretary of State, formally adopt by board action the Plan of Liquidation in substantially the form of Annex B to this proxy statement in compliance with Delaware law, pay or adequately provide for the payment of our liabilities, and then distribute as soon as practicable thereafter the proceeds of the trust account (net of tax liabilities and permitted dissolution expenses, if any) to the public stockholders.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Dekania’s secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Dekania located at 2929 Arch Street, Suite 1703, Philadelphia PA 19104, Attn: Secretary.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?	If you have questions, you may write or call:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Telephone: (800) 662-5200

SUMMARY

This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”

Dekania

Dekania is a blank check company organized as a corporation under the laws of the State of Delaware on February 28, 2006. It was formed to effect a business combination. In February 2007, it consummated its IPO from which it derived gross proceeds of $99.5 million, including proceeds from the partial exercise of the underwriters’ over-allotment option. The net proceeds of the IPO plus amounts raised in a private placement completed prior to the IPO, or $2,500,000, were deposited in a trust account. Except as discussed in the Extension Amendment, such funds and a portion of the interest earned thereon will be released upon consummation of the business combination and used to pay any amounts payable to Dekania stockholders that vote against the business combination and exercise their conversion rights. Other than its IPO and the pursuit of a business combination, Dekania has not engaged in any business to date.

The mailing address of Dekania’s principal executive office is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, and its telephone number is (215) 701-9555.

The Proposed Business Combination

On December 29, 2008, Dekania, BlueCreek, and certain of BlueCreek’s shareholders entered into a non-binding LOI.

Proposed Business Combination with BlueCreek; Acquisition Consideration

Dekania will acquire each issued and outstanding ordinary share of BlueCreek held by the BlueCreek selling shareholders in exchange for shares of Dekania common stock with an aggregate value equal to $80.0 million (the total enterprise value of BlueCreek) less the assumption of the existing debt of BlueCreek, based on a value of the common stock of Dekania equal to $10 per share. The share exchange is referred to as the “business combination.”

Upon the consummation of the business combination, Dekania will own 100% of the issued and outstanding ordinary shares of BlueCreek.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with BlueCreek if and when it is submitted to stockholders, and Dekania expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

The Extension Amendment

The Amendment

Dekania is proposing to:

•	extend the date before which Dekania must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate;

•

allow holders of less than 30% of the aggregate of Dekania’s public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO who vote against the Extension Amendment and elect conversion to (i) convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Dekania’s IPO (in addition to Dekania public stockholders’ existing conversion rights in connection with a business combination) and (ii) authorize Dekania and the trustee to disburse such conversion payments;

•

amend the threshold contained in Dekania’s certificate of incorporation regarding the limit on the amount of Dekania’s public shares that may seek a conversion prior to consummating a business combination to less than 60% of the aggregate of such shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) and authorize Dekania and the trustee to disburse the conversion payments in connection with the Extension Amendment; and

•	amend the certificate of incorporation to provide for the automatic dissolution of Dekania on August 31, 2009.

A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of Dekania’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of shares, pro rata portions of the funds available in the trust account to the public stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. A stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to Dekania and the trustee disbursing such conversion payments from the trust account and waiver of any claims against the trustee in connection therewith.

The amended trust agreement will continue to prohibit any changes in the distribution of trust account funds unless each and every Dekania stockholder specifically agrees in writing to such change. This provision will make further extensions difficult for Dekania to effect as Dekania believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the unanimous vote provision that may render adhering to its strict requirements problematic for the Dekania board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against Dekania.

If the Extension Amendment Is Approved

If the Extension Amendment is approved, Dekania expects to call a special meeting of stockholders to approve the business combination with BlueCreek in the near future, after the SEC has had the opportunity to review and comment on the related proxy statement. Under Dekania’s certificate of incorporation, the holders of a majority of the public shares cast at the special meeting of stockholders must approve the proposed business combination. Upon receipt of the foregoing approvals, unless holders of 30% or more of the outstanding public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO vote against the business combination and request conversion of their shares into a pro rata portion of the funds available in the trust account, Dekania will consummate the business combination pursuant to the terms of the definitive share exchange agreement.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 3,063,720 of the public shares may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account. If holders of 3,063,720 or more of the outstanding public shares so elect, the Board of Directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Dekania believes it is unlikely it will be able to complete a business combination before its February 7, 2009 termination date.

Possible Claims Against and Impairment of the Trust Account

You should be aware that because Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation, you may have securities law claims against Dekania for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle public stockholders asserting them to more than the pro rata share of the trust account to which they are entitled on conversion or liquidation.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Dekania’s IPO, might seek to have the claims satisfied from funds in the trust account. The stockholders who own shares issued in Dekania’s IPO could assert such rescission claims based on the fact that Dekania is taking the position that the approval of the Extension Amendment does not require any modification of the Warrant Agreement governing its outstanding warrants, which become exercisable only upon consummation of a business combination (as defined in Dekania’s IPO registration statement). While Dekania believes that the foregoing parenthetical reference to this description was included in the Warrant Agreement with the intention that the exercisability of the warrants commence only once a proposed business combination meeting the description set forth in its IPO registration statement (i.e., a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements ) had closed, it is possible that another interpretation involving such reference imposing a requirement that such business combination take place during the twenty-four month period described in the IPO registration statement, may be asserted by persons interested in invalidating Dekania’s outstanding warrants by bringing such a rescission claim. If proposing the Extension Amendment results in Dekania incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Dekania cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of payments to stockholders of trust account funds upon conversion or liquidation. See “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account.”

Aside from possible securities law claims against Dekania, you should also be aware that if the Extension Amendment is approved, Dekania will incur substantial expenses in seeking to complete the business combination with BlueCreek, in addition to expenses incurred in proposing the Extension Amendment. Dekania does not have sufficient funds outside of the trust account to pay these expenses. Dekania expects that it will ultimately bear these expenses if the proposed business combination with BlueCreek is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Cohen Bros. has to Dekania only if the vendors were to successfully recover any amounts from the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Moreover, attendant litigation could result in a delay in payments to public stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a public stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

Furthermore, in the event the Extension Amendment proposal is adopted, Dekania is not intending to modify the expiration date of the warrants, which is currently February 1, 2011. Warrantholders may possibly assert that the warrant expiration date should be extended to August 31, 2011 if the Extension Amendment is approved to be consistent with the original intention of the Warrant Agreement, which could also lead to claims or potential liability in this regard. In addition, Dekania could be required to pay claims of any stockholders that do not vote to authorize the disbursal of the conversion payments in connection with the Extension Amendment. Dekania will establish a separate account to accommodate any late conversion requests it receives from any such stockholders.

The Dissolution Proposal

At the special meeting, you will be asked, in the alternative, to approve Dekania’s dissolution and Plan of Liquidation, as contemplated by its Second Amended and Restated Certificate of Incorporation, which we refer to as the Charter.

This summary describes briefly the material terms of the proposed dissolution and Plan of Liquidation. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but it does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand more fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex B, in its entirety.

If the dissolution is approved, we will:

•	file a certificate of dissolution, which we refer to as the Certificate of Dissolution, with the Delaware Secretary of State;

•	formally adopt by board action the Plan of Liquidation in substantially the form set forth in Annex B to this proxy statement by in compliance with Delaware law;

•

pay or adequately provide for the payment of our liabilities, including (i) liabilities for taxes, (ii) expenses of the dissolution and liquidation and (iii) our obligations to the holders of the public stockholders in accordance with the Charter;

•

if and to the extent required, obtain payments from our sponsor pursuant to its indemnification obligations provided to Dekania at the time of the initial public offering and draw upon a loan not to exceed $500,000 from Cohen Bros. the parent of the sponsor, for the satisfaction of any outstanding or unknown liabilities; and

•

if and to the extent required, draw upon the $3,291,000 irrevocable letter of credit from the sponsor issued by Commerce Bank, to enable a distribution from the trust account of $10.00 per share to each Public Stockholder (as defined below).

Assuming that the stockholders approve the dissolution and Plan of Liquidation at the special meeting, we expect to file the certificate of dissolution with the Delaware Secretary of State shortly thereafter and then distribute as soon as practicable thereafter to stockholders who own shares of Dekania’s common stock issued as part of the units sold in Dekania’s initial public offering, which we refer to as the public stockholders, the principal and interest (net of tax liabilities and permitted dissolution expenses, if any) then held in the trust account in which the net proceeds were deposited, which we refer to as the trust account. We currently estimate that, if the Dekania stockholders approve the dissolution and Plan of Liquidation at the special meeting, each

Public Stockholder will receive a liquidating distribution of approximately $10.00 per initial public offering share. However, the exact timing and amount will not be determined until the time of such distribution.

Dekania does not anticipate that any creditors will make any claims with respect to amounts held in the trust account. Dekania had accrued and unpaid liabilities of approximately $360,553 as of December 26, 2008, and Dekania will incur additional amounts for services to be rendered by unaffiliated parties prior to completion of its business combination or dissolution and liquidation. Dekania believes that it currently does not owe any amounts to creditors which have not waived their claims against the trust account. Dekania also has a $3,291,000 irrevocable letter of credit from the sponsor issued by Commerce Bank held for the benefit of the trust account and the public stockholders, which may be drawn upon by the trustee of the trust account to provide a pro rata payment to the public stockholders, if the funds in the trust account are less than $10.00 per share. Additionally, Dekania’s sponsor has agreed to indemnify Dekania for all claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Although Dekania had not asked its sponsor to reserve for such an eventuality, Dekania anticipates that it will honor its indemnification obligations in full, as Cohen Bros. the parent of the sponsor, has agreed with the sponsor to provide it with any funds that it may require to satisfy these obligations. Furthermore, Cohen Bros. has agreed to loan Dekania up to a maximum of $500,000 to enable it to fund its expenses.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

If our stockholders do not vote to approve Dekania’s dissolution and Plan of Liquidation, the Board of Directors will explore what, if any, alternatives are available for the future of Dekania. The Board of Directors believes, however, there are no viable alternatives to Dekania’s dissolution and liquidation pursuant to the Plan of Liquidation. The Charter and the initial public offering prospectus state that Dekania must liquidate in these circumstances.

See the section entitled “Material U.S. Federal Income Tax Consequences of the Plan of Liquidation” for a discussion of certain material U.S. federal income tax consequences of the dissolution and Plan of Liquidation.

The Special Meeting

Date, Time and Place. The special meeting of Dekania’s stockholders will be held at 11:00 a.m., Eastern standard time, on February 6, 2009, at the offices of Dekania’s counsel Loeb & Loeb LLP at 345 Park Ave, New York, NY 10154.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Dekania common stock at the close of business on January 16, 2009, the record date for the special meeting. You will have one vote per proposal for each Dekania common share you owned at that time. Dekania warrants do not carry voting rights.

Votes Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Dekania’s common stock outstanding on the record date voting for all proposals contained in the Extension Amendment. However, the Board of Directors will abandon the Extension Amendment, if holders of more than 3,063,720 of the public shares (which number represents 30% of the outstanding shares of public common stock) vote against it and exercise their conversion rights.

At the close of business on January 16, 2009, there were 12,699,900 outstanding shares of Dekania common stock each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against each proposal. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into trust account proceeds only if you voted against the Extension Amendment (or if you subsequently exercise your conversion rights after voting against the BlueCreek business combination).

If you vote “FOR” the Extension Amendment, abstain or do not vote, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account in connection with the vote on a business combination if the business combination is approved and you elect conversion at such vote.

Whether or not the Extension Amendment is approved, if the business combination is not completed by the date specified in Dekania’s certificate of incorporation (including any later date if the Extension Amendment is approved), all public stockholders will be entitled to share in the liquidation of the trust account.

Conversion. If you are a public stockholder, you may demand conversion of your shares by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified on page 33. You will only be entitled to receive cash for these shares if you continue to hold them through the effective date of the Extension Amendment.

See the section entitled “The Extension Amendment – Conversion Procedure” for more information on how to demand conversion of your shares. See the section entitled “Material U.S. Federal Income Tax Consequences of the Exercise of Conversion Rights” for a discussion of certain material U.S. federal income tax consequences of the exercise of conversion rights.

Proxies; Board Solicitation. Your proxy is being solicited by the Dekania board of directors on the proposal to approve the Extension Amendment being presented to stockholders at the special meeting. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.

Dekania has retained Morrow & Co., LLC, or Morrow, to assist it in soliciting proxies. If you have questions about how to vote or direct a vote in respect of your shares, you may call Morrow at (800) 662-5200. Dekania has agreed to pay Morrow a fee of $25,000 plus expenses for its services in connection with the special meeting.

Dekania’s Recommendation to Stockholders

After careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to, and in the best interests of, Dekania and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment. See the section entitled “The Extension Amendment – The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation.”

Dekania has received an opinion from special Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Morris James’s opinion is included as Annex C to this proxy statement, and stockholders are urged to review it in its entirety.

Interests of Dekania’s Officers and Directors

When you consider the recommendation of the Dekania board of directors, you should keep in mind that Dekania’s executive officers and members of the Board of Directors have interests that may be different from, or in addition to, your interests as a stockholder. See the section entitled “The Extension Amendment – Interests of Dekania’s Officers and Directors.”

Stock Ownership

Information concerning the holders of certain Dekania stockholders is set forth below under “Beneficial Ownership of Securities.”

THE SPECIAL MEETING

Dekania is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Dekania board of directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. The special meeting will be held at 11:00 a.m., Eastern standard time, on February 6, 2009, at the offices of Dekania’s counsel Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, to vote on the proposals to approve the Extension Amendment.

Purpose. At the special meeting, holders of Dekania common stock will be asked to approve either (1) the Extension Amendment consisting of the following four proposals:

•	to extend the date before which Dekania must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate;

•

allow holders of less than 30% of the aggregate of Dekania’s public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO who vote against the Extension Amendment and elect conversion to convert their shares into a portion of the funds available in the trust account (the “trust account”) established in connection with Dekania’s initial public offering (the “IPO”) (in addition to Dekania public stockholders’ existing conversion rights in connection with a business combination) and (iii) authorize Dekania and the trustee to disburse the conversion payments in connection with the Extension Amendment;

•

amend the threshold contained in Dekania’s certificate of incorporation regarding the limit on the amount of Dekania’s public shares that may seek a conversion prior to consummating a business combination to less than 60% of the aggregate of such shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) and authorize Dekania and the trustee to disburse the conversion payments in connection with the Extension Amendment; and

•	amend the certificate of incorporation to provide for the automatic dissolution of Dekania on August 31, 2009 if it does not complete a business combination by that date.

or (2) in the alternative, the following proposal relating to the dissolution of Dekania (the “Dissolution Proposal”):

•	approve the dissolution of Dekania and the proposed plan of liquidation in substantially the form set forth in Annex B (the “Plan of Liquidation”) to the accompanying proxy statement.

and a proposal to:

•

authorize the Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares, pro rata portions of the funds available in the trust account to public stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. Your approval of the third proposal of the Extension Amendment will constitute your consent to Dekania and the trustee disbursing such conversion payments from the trust account and waiver of any claims against the trustee in connection therewith. Similarly, should the extension proposal be approved, the Underwriter and the Company have orally agreed to waive compliance with the covenants in the Underwriters Agreement and Letter Agreements which relate to the original termination date. The trust agreement will continue to prohibit any changes in the distribution of trust account funds unless each and every Dekania stockholder specifically agrees in writing to such change. This provision will make further extensions difficult for Dekania to effect as Dekania believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Dekania believes it is unlikely it will be able to complete a business combination before its February 7, 2009 termination date.

After careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to, and in the best interests of, Dekania and its stockholders. The board of directors has approved and declared advisable the Extension Proposal, and recommends that you vote “FOR” the adoption of the Extension Proposal.

Because of the business combination provisions of Dekania’s certificate of incorporation, if the proposed business combination with BlueCreek is not completed by February 7, 2009, Dekania will dissolve and return the funds in the trust account, pro rata, to holders of its public shares, unless stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment or the Dissolution Proposal. Under Delaware law and Dekania’s bylaws, no other business may be transacted at the special meeting.

You are not being asked to pass on the proposed business combination at this time. If you are a public stockholder, you will have the specific right to vote on the proposed business combination with BlueCreek if and when it is submitted to stockholders, and Dekania expects to present the business combination for your vote in the near future, after the SEC has had the opportunity to review and comment on the proxy statement.

Record Date; Who is Entitled to Vote. The record date for the special meeting is January 16, 2009. Record holders of Dekania common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 12,699,900 outstanding shares of Dekania common stock (including 9,962,400 outstanding shares of Dekania public common stock), each of which entitles its holder to cast one vote per proposal.

Vote Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Dekania’s outstanding common stock and voting for all proposals contained in the Extension Amendment.

In accordance with public stockholders’ existing conversion rights under Dekania’s certificate of incorporation, if holders of 3,063,720 or more public shares (which number represents 30% of the outstanding public common stock plus the number of shares sold in a private placement by Dekania concurrently with its IPO) vote against the proposed business combination with BlueCreek and elect to convert their shares into a pro rata portion of the funds available in the trust account, Dekania will not complete the business combination and will be liquidated, with the amount remaining in the trust account returned to all holders of public shares.

Dekania believes that these conversion rights were included to protect Dekania’s public stockholders from having to sustain their investments for an unreasonably long period if Dekania failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Dekania also believes that given Dekania’s expenditure of time, effort and money on the proposed business combination with BlueCreek, circumstances warrant providing those public stockholders who might find BlueCreek to be an attractive investment an opportunity to consider the business combination with BlueCreek. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 3,063,720 or more public shares are voted against the Extension Amendment, the Board of Directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stockholders. Dekania will, at that point, most likely liquidate unless it has reason to believe it can conclude the BlueCreek business combination by February 7, 2009.

If holders of fewer than 3,063,720 public shares vote against the Extension Amendment and elect conversion, Dekania will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. Public shareholders may elect to convert their shares into a portion of the funds available in the trust account only if they voted against all the proposals included in the Extension Amendment. Your approval of the second component of the Extension Amendment will constitute your consent to the use of trust account proceeds to pay such amounts to public stockholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. The right of the remaining holders of public shares to have their shares converted into trust account funds, upon consummation of a business combination that they vote against, will remain unchanged. As a result, the effective limit on cash conversions will be approximately 60% if the Extension Amendment is approved, which is why Dekania is seeking approval of the amendment to increase the limit on cash conversions to less than 60% of the aggregate of such shares plus the number of such shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) to accommodate conversions effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment rollover to a business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 30% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 50%).

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 30% “against” vote that, together with a conversion election with respect to 30% or more of the outstanding public shares, would result in the amendment’s abandonment, and public stockholders would be unable to exercise any conversion rights upon approval of the Extension Amendment (although public stockholders would retain the right to exercise conversion rights if the BlueCreek business combination is approved, and they voted against the business combination).

All of Dekania’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in accordance with the majority of the shares voted by our public shareholders. On the record date, directors and executive officers of Dekania and their affiliates beneficially owned and were entitled to vote 586,084 shares of Dekania common stock, representing approximately 4.6% of Dekania’s issued and outstanding common stock.

Cohen & Company, the parent company of one of Dekania’s sponsors, has agreed in principle to purchase or procure the purchase of up to 8% of the outstanding shares of Dekania’s common stock, if such purchases are required to obtain the approval of the Extension Amendment by Dekania’s stockholders. In addition, certain institutional investors have agreed in principle to purchase up to 62% of the outstanding shares of Dekania’s stock, if such purchases are required to obtain the approval of the Extension Amendment. It cannot be presently determined how many shares, if any, of the Dekania common stock will be purchased by such parties.

Such purchases, if any, may occur at any time subsequent to the filing of the preliminary proxy statement to be filed with the SEC in the next several weeks in connection with the special meeting (subject to such purchasers not having material non-public information) and continue up through the Dekania special meeting date, including any adjournments.

In addition, other affiliates of Cohen & Company or Dekania may choose to buy shares of Dekania public common stock in the open market, through negotiated private purchases and/or by a tender offer pursuant to the SEC’s tender offer rules. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Dekania public common stock purchased by affiliates of Cohen & Company or Dekania will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with BlueCreek is not consummated and Dekania is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares and if it is consummated, they will have a right to put the shares to Dekania.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card. If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Dekania board of directors, which is “FOR” the Extension Amendment.

By telephone or on the internet. You can submit a proxy to vote your shares by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card. If you vote this way, however, you will not be able to exercise conversion rights.

You can attend the special meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•	Notifying Dekania, located at 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, Attention: Secretary, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment, except that they will not count toward a 30% disapproval vote that, together with a conversion election with respect to 30% or more of the outstanding public shares, would result in the Extension Amendment’s abandonment.

Questions About Voting. Dekania has retained Morrow & Co., LLC to assist it in the solicitation of proxies. If you have any questions about how to vote or direct a vote in respect of your shares, you may call Morrow at (800) 662-5200. You may also want to consult your financial and other advisors about the vote.

Solicitation Costs. Dekania is soliciting proxies on behalf of the Board of Directors. This solicitation is being made by mail but also may be made in person. Dekania and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail. These persons will not be paid for doing this. Dekania has agreed to pay Morrow a fee of $25,000 plus expenses.

Dekania will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Dekania will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Dekania stockholders is set forth below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT

Dekania is proposing to:

•	extend the date before which Dekania must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate;

•

allow holders of less than 30% of the aggregate of Dekania’s public shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO who vote against the Extension Amendment and elect conversion to (i) convert their shares into a portion of the funds available in the trust account established in connection with Dekania’s IPO (in addition to Dekania public stockholders’ existing conversion rights in connection with a business combination) and (ii) authorize Dekania and the trustee to disburse such conversion payments;

•

amend the threshold contained in Dekania’s certificate of incorporation regarding the limit on the amount of Dekania’s public shares that may seek a conversion prior to consummating a business combination to less than 60% of the aggregate of such shares plus the number of shares sold in a private placement by Dekania concurrently with the IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) and authorize Dekania and the trustee to disburse the conversion payments in connection with the Extension Amendment; and

•	amend the certificate of incorporation to provide for the automatic dissolution of Dekania on August 31, 2009.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, the Board of Directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares, pro rata portions of the funds available in the trust account to public stockholders voting against the Extension Amendment and electing to convert their shares. Your approval of the third proposal of the Extension Amendment will constitute consent to Dekania and the trustee disbursing such conversion payments from the trust account and waiver of any claims against the trustee in connection therewith. Similarly, should the extension proposal be approved, the Underwriter and the Company have orally agreed to waive compliance with the covenants in the Underwriters Agreement and Letter Agreements which relate to the original termination date. The trust agreement will continue to prohibit any changes in the distribution of trust account funds unless each and every Dekania stockholder specifically agrees in writing to such change. This provision will make further extensions difficult for Dekania to effect as Dekania believes that obtaining a unanimous vote of its stockholders is highly unlikely due to the diverse interests of its public stockholders, although it should be noted that there may be fiduciary duty considerations that would outweigh the contractual obligations to observe the unanimous vote provision that may render adhering to its strict requirements problematic for the Dekania board of directors. As a result, the provision prohibiting any further changes in the distribution of trust account funds described above may not be effective or otherwise be enforceable against Dekania.

If the Extension Proposal is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because Dekania believes it is unlikely it will be able to complete a business combination before its February 7, 2009 termination date.

A copy of the proposed amendment to the certificate of incorporation of Dekania is annexed to this proxy statement as Annex A.

Reasons for the Proposal

Dekania’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the February 7, 2009 deadline. Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation. Dekania believes that these provisions were included to protect Dekania’s public stockholders from having to sustain their investments for an unreasonably long period if Dekania failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, Dekania also believes that given Dekania’s expenditure of time, effort and money on the proposed business combination with BlueCreek, circumstances warrant providing those who believe they might find BlueCreek to be an attractive investment an opportunity to consider the business combination with BlueCreek. Dekania is also affording public stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, Dekania believes that the Extension Amendment is consistent with the spirit in which Dekania offered its securities to the public.

Since the completion of its IPO, Dekania has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements of the business combination target. Promptly following Dekania’s IPO, Dekania began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Dekania identified and reviewed information with respect to approximately 55 possible target companies, four of which (not including BlueCreek) were provided with a detailed term sheet and/or a preliminary letter of intent.

Dekania first met with BlueCreek management in November of 2008. From November 5, 2008 until December 29, 2008, Dekania, while also involved in due diligence activities, engaged in negotiations with BlueCreek and its shareholders on the terms of the agreement to govern the business combination. The parties anticipate entering into a definitive share exchange agreement on or about January 28, 2009.

Dekania’s proposed business combination with BlueCreek qualifies as a “business combination” under Dekania’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by February 7, 2009, Dekania will be liquidated. Dekania may not be able to complete the business combination by February 7, 2009 given when the definitive share exchange agreement is anticipated to be signed and the actions that must occur prior to closing.

As the Board of Directors believes the BlueCreek transaction to be in the best interests of Dekania’s stockholders, and because Dekania may not be able to conclude the business combination with BlueCreek by February 7, 2009, Dekania has determined to seek stockholder approval to extend the time for closing the transaction beyond February 7, 2009 to August 31, 2009. If the Extension Amendment is approved, Dekania expects to seek stockholder approval of the proposed business combination with BlueCreek as soon as possible after completion of the SEC review process of the proxy statement to be filed with the SEC in connection with the BlueCreek business combination. Dekania management will not pursue any other business combination, even if the proposed BlueCreek business combination is abandoned, or attempt any extension of the business combination deadline beyond August 31, 2009, if the business combination cannot be completed by that date. Similarly, should the extension proposal be approved, the Underwriter and the Company have orally agreed to waive compliance with the covenants in the Underwriters Agreement and Letter Agreements which relate to the original termination date.

If the Extension Amendment is not approved and Dekania is unable to complete the BlueCreek business combination by February 7, 2009, Dekania will be required to liquidate and distribute the trust account proceeds to holders of its public shares. In considering the Extension Amendment, the Board of Directors came to the conclusion that the potential benefits of the proposed BlueCreek business combination to Dekania and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 30% of the outstanding public shares plus the number of shares sold in the private placement concurrent with the IPO may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account. If holders of such public shares so elect, the Board of Directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock. Based on the trust account balance as of September 30, 2008, if 3,063,719, or the maximum permissible number of public shares elect conversion in connection with the Extension Amendment, without its being abandoned, a total of approximately $30,637,190 of the trust account would be disbursed, leaving approximately $66,429,109. If the Extension Amendment is approved and the proposed business combination with BlueCreek is presented to Dekania stockholders for approval, public stockholders who did not vote against and convert their shares in connection with the Extension Amendment will have the same right to vote against the business combination with BlueCreek and convert their shares. If the maximum permissible number of public shares elected conversion in connection with the Extension Amendment and the maximum permissible number of public shares elect conversion in connection with the business combination with BlueCreek, approximately another $30,637,180 of the trust account would be disbursed, leaving approximately $35,791,929 available for the combined company after the business combination with BlueCreek is completed. As a result, the effective limit on cash conversions will be approximately 60% if the Extension Amendment is approved, which is why Dekania is seeking approval of the amendment to increase the limit on cash conversion to less than 60% of the aggregate of such shares plus the number of shares sold in a private placement by Dekania concurrently with its IPO (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) to accomodate conversion effected as part of the Extension Amendment as well as those effected as part of a stockholder vote on the business combination. In no event, however, will unused conversion rights granted in connection with the Extension Amendment rollover to a business combination proposal. By way of example, if only 10% of the outstanding public shares exercise their conversion rights in connection with the Extension Amendment, the conversion threshold applicable to a vote on a business combination proposal would still require that less than 30% of the outstanding public shares exercise their conversion rights in connection with the business combination proposal (rather than less than 50%).

Because of the two separate opportunities for public stockholders to exercise conversion rights, it is possible that the total amounts distributed on conversion to the public stockholders could exceed the amount that would be distributed to dissenters from the proposed business combination with BlueCreek had it been approved before February 7, 2009 (without a previous vote on the Extension Amendment), resulting in less cash retained by Dekania to meet its obligations and for use as operating capital, subsequent to the closing of the BlueCreek business combination. Dekania believes that whatever that excess might be, it would be immaterial to the combined company after consummation of the BlueCreek acquisition.

It is a requirement that any business acquired by Dekania have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account net of amounts for taxes and the underwriters’ deferred compensation, and excluding our sponsor’s letter of credit. Dekania will only pursue and present for stockholder approval an acquisition that meets this “80% Test” as applied to the size of its trust account as of the consummation of its IPO, plus accrued interest since that date and less taxes and approved withdrawals, but not reduced for any conversions effected in connection with the Extension Amendment. Therefore, the board of directors will make a determination of whether the 80% Test is satisfied without taking into consideration any conversions made in connection with the Extension Amendment. As of September 30, 2008, this amount equals approximately $94.5 million multiplied by 80%, or $75.6 million.

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account,” below, the Extension Amendment will result in Dekania incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against it whose holders might seek to have such claims satisfied from funds in the trust account. Dekania believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by public stockholders (or a liquidation, if dissenting votes equal 30% or more) would have no adverse effect on them, because they would receive the same amounts they would have received if Dekania were liquidated on February 7, 2009, and, if the proposed business combination is later disapproved, its public stockholders at that time would receive the same liquidation proceeds as if Dekania were liquidated as of February 7, 2009.

However, if material liabilities are sought to be satisfied from the trust account, the trust account could possibly be reduced or subject to reduction beyond the reduction resulting from public stockholder conversions, which could result in the reduction of a public stockholder’s current pro rata portion of the trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of trust account funds for use by the combined company upon completion of the business combination.

In connection with the IPO, Cohen Bros. agreed to indemnify Dekania for debts and obligations to vendors that are owed money by Dekania, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. These indemnification obligations would extend to transaction expenses to be incurred in connection with Dekania’s seeking to complete the business combination with BlueCreek as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, Dekania cannot assure you that Cohen Bros. would be able to discharge its obligations if material liabilities are sought to be satisfied from the trust account.

Possible Claims Against and Impairment of the Trust Account

You should be aware that because Dekania’s IPO prospectus stated that Dekania would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by February 7, 2009 as required by its certificate of incorporation, you may have securities law claims against Dekania for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with BlueCreek may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle public stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Dekania’s IPO, might seek to have the claims satisfied from funds in the trust account. The stockholders who own shares issued in Dekania’s IPO could assert such rescission claims based on the fact that Dekania is taking the position that the approval of the Extension Amendment does not require any modification of the Warrant Agreement governing its outstanding warrants, which become exercisable only upon consummation of a business combination (as defined in Dekania’s IPO registration statement). While Dekania believes that the foregoing parenthetical reference to this description was included in the Warrant Agreement with the intention that the exercisability of the warrants commence only once a proposed business combination meeting the description set forth in its IPO registration statement (i.e., a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements ) had closed, it is possible that another interpretation involving such reference imposing a requirement that such business combination take place during the twenty-four month period described in the IPO registration statement, may be asserted by persons interested in invalidating Dekania’s outstanding warrants by bringing such a rescission claim. If proposing the Extension Amendment results in Dekania incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Dekania cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to public stockholders of trust account funds on conversion or liquidation.

Aside from possible securities law claims against Dekania, you should also be aware that if the Extension Amendment is approved, Dekania will incur substantial expenses in seeking to complete the business combination with BlueCreek, in addition to expenses incurred in proposing the Extension Amendment. Dekania does not have sufficient funds outside of the trust account to pay these expenses. Dekania expects that it will ultimately bear these expenses if the proposed business combination with BlueCreek is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Cohen Bros. has to Dekania to ensure that the claims of such vendors do not reduce funds in the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a public stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Moreover, attendant litigation could result in a delay in payments to public stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a public stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

Furthermore, in the event the Extension Amendment proposal is adopted, Dekania is not intending to modify the expiration date of the warrants, which is currently February 1, 2011. Warrantholders may possibly assert that the warrant expiration date should be extended to August 31, 2011 if the Extension Amendment is approved to be consistent with the original intention of the Warrant Agreement, which could also lead to claims or potential liability in this regard. In addition, Dekania could be required to pay claims of any stockholders that do not vote and authorize the disbursal of the conversion payments in connection with the Extension Amendment. Dekania will establish a separate account to accommodate any late conversion requests it receives from any such stockholders.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against Dekania whose holders might seek to have the claims satisfied from funds in the trust account. Dekania has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of Dekania common stock who successfully claim rescission could be awarded up to approximately $10.00 per share, based on the initial offering price of the units issued in Dekania’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of Dekania’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with BlueCreek would be completed, and such claims would not be extinguished by consummation of that transaction.

If Dekania were to become subject to such claims as a result of the Extension Amendment, the trust account could be depleted by those claims (in addition, as discussed above, to other claims from vendors, service providers or other entities in connection with Dekania’s efforts to complete the BlueCreek business combination) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount as their pro rata portion of the trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed business combination is not approved and completed.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of public shares not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made. This could happen if liabilities to which Dekania becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the resources of Cohen Bros., who has agreed to certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Dekania for the full amount thereof on liquidation.

If Dekania’s trust account is not depleted by liabilities for securities law claims or other expenses, all public stockholders would receive as of December 26, 2008, upon conversion or liquidation, approximately $10.00 per share. This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $10.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. Public stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

Dekania has not sought the opinion of any legal or financial advisers or experts about the possible magnitude of such costs. In light of Dekania’s current financial condition, its board of directors determined that an opinion would be of less value to Dekania and its stockholders than the cost of obtaining one, and did not approach any third party about providing one.

Dekania has attempted to structure the Extension Amendment to preserve the investment proposition set forth in the IPO prospectus for public stockholders (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business combination itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, the Board of Directors believes it in the best interests of Dekania’s stockholders to approve the Extension Amendment.

If the Extension Amendment is approved (and not abandoned), and holders of less than 3,063,719 of the outstanding shares of public common stock vote against the Extension Amendment, Dekania will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of public shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. You will be entitled to convert your shares into trust account proceeds only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the BlueCreek business combination). Abstaining or not voting on the Extension Amendment will not give you a right to convert your shares in connection with the Extension Amendment.

If you vote “FOR” the Extension Amendment, abstain, or do not vote, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account, if the business combination is approved, and you elect conversion in connection with the business combination vote. You will be entitled to exercise your conversion right with respect to the business combination only if you:

•	vote against the business combination, as and when formally proposed to stockholders;

•	continue to hold your shares through the consummation of the business combination; and

•	tender your stock certificate(s) to Dekania’s transfer agent prior to your vote.

Conversion Procedure

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them through the effective date of the Extension Amendment. If you vote by internet or telephone, you will not be able to exercise conversion rights.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to Dekania’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their shares at the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Dekania believes that approximately 80% of its shares are currently held in “street name.” Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Dekania’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and the broker would determine whether or not to pass this cost on to the converting holder. It is Dekania’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Dekania does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a public stockholder tenders its shares and decides prior to the special meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a public stockholder tenders shares and the Extension Amendment is not approved, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. Dekania anticipates that a public stockholder who tenders shares for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such shares soon after the completion of the Extension Amendment. Dekania will hold the certificates of public stockholders that elect to convert their shares into a pro rata portion of the funds available in the trust account until such shares are converted to cash or returned to such stockholders.

If properly demanded, Dekania will convert each share of public common stock into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Extension Amendment. As of December 26, 2008, this amount would not be less than $10.00 per share. If you exercise your conversion rights, you will be exchanging your shares of Dekania common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the Extension Amendment, properly demand conversion, and tender your stock certificate(s) to Dekania’s transfer agent prior to your vote. If the Extension Amendment is not approved, these shares will not be converted into cash. However, if Dekania is unable to complete the business combination with BlueCreek or another business combination by February 7, 2009 (unless such date is extended), it will be forced to liquidate and all holders of public shares will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.

Required Vote

The affirmative vote by holders of a majority of Dekania’s outstanding common stock voting for all proposals contained in the Extension Amendment is required to approve the Extension Amendment. However, the Board of Directors will abandon the Extension Amendment, if holders of 3,063,720 or more of the outstanding public shares vote against the Extension Amendment and elect to exercise their conversion rights. In that case, Dekania will be required by its certificate of incorporation to liquidate and distribute the trust account proceeds to the holders of public shares.

All of Dekania’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in accordance with the majority of the shares voted by our public shareholders. On the record date, directors and executive officers of Dekania and their affiliates beneficially owned and were entitled to vote 586,084 shares of Dekania common stock representing approximately 4.6% of Dekania’s issued and outstanding common stock.

In addition, affiliates of BlueCreek or Dekania may choose to buy shares of Dekania public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Dekania public common stock purchased by affiliates of BlueCreek or Dekania will be voted in favor of the

Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that, in the event the business combination with BlueCreek is not consummated and Dekania is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

80% Test

It is a requirement that any business acquired by Dekania have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account net of amounts for taxes and the underwriters’ deferred compensation, and excluding our sponsor’s letter of credit. Dekania will only pursue and present for stockholder approval an acquisition that meets this “80% Test” as applied to the size of its trust account as of the consummation of its initial public offering, plus accrued interest since that date and less taxes and approved withdrawal, but not reduced for any conversions effected in connection with the Extension Amendment. Therefore, the board of directors will make a determination of whether the 80% Test is satisfied without taking into consideration any conversions made in connection with the Extension Amendment. As of September 30, 2008, this amount equals approximately $94.5 million multiplied by 80%, or $75.6 million.

Interests of Dekania’s Officers, Directors and Advisors

When you consider the recommendation of the Dekania board of directors, you should keep in mind that Dekania’s executive officers and members of the Board of Directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

if the Extension Amendment is not approved and a business combination is not approved by February 7, 2009, Dekania will be required to liquidate. In such event, the 2,487,500 shares of common stock held by Dekania officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of $24,875, will be worthless, as will the 1,420,000 warrants that were acquired prior to the IPO for nominal consideration. Such common stock and warrants had an aggregate market value of approximately $24,402,375 based on the last sale price of $9.81 and $.01, respectively, on the NYSE Alternext US LLC on December 26, 2008 and December 29, 2008, respectively;

•

in connection with the IPO, Cohen Bros. agreed to indemnify Dekania for debts and obligations to vendors that are owed money by Dekania, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the business combination is consummated, Cohen Bros. will not have to perform such obligations. As of September 30, 2008, Dekania believes that the indemnity obligation of Cohen Bros. was not material as it had no creditors for which Dekania had not received a waiver of such creditor’s right to sue the trust account. Dekania does not have sufficient funds outside of the trust account to pay these obligations. Therefore, if the business combination is not consummated and vendors that have not signed waivers, sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and Cohen Bros. would be required to fulfill his indemnification obligations and he may not be able to satisfy his individual obligations to indemnify Dekania;

•	warrants to purchase Dekania common stock held by Dekania’s officers and directors are exercisable only upon consummation of a business combination;

•

all rights specified in Dekania’s certificate of incorporation relating to the right of officers and directors to be indemnified by Dekania, and of Dekania’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the business combination. If the business combination is not approved and Dekania liquidates, Dekania will not be able to perform its obligations to its officers and directors under those provisions;

•	if the business combination with BlueCreek is completed, certain officers and directors of Dekania may serve as officers and/or directors of Dekania following the business combination; and

•

Dekania’s financial, legal and other advisors – including the underwriter of its IPO – have rendered services for which they may not be paid if the business combination is not approved. As any recovery of such fees and expenses by these vendors will be much more difficult in the event the business combination is not approved, while such recovery is not expressly contingent on the outcome of the Dekania stockholder vote, these vendors could be viewed as having an interest in the outcome of such vote.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

As discussed below, after careful consideration of all relevant factors, the Board of Directors has determined that the Extension Amendment is fair to, and in the best interests of, Dekania and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment, and recommends that you vote “FOR” such adoption.

In determining to recommend the Extension Amendment, the Board of Directors concluded that the proposed business combination with BlueCreek is in the best interests of Dekania’s stockholders, since it believes Dekania’s stockholders will benefit from the business combination with BlueCreek. Although the board of directors believes that the certificate of incorporation provisions to be amended by the Extension Amendment were included to protect Dekania stockholders from having to keep their investments for an unreasonably long period if Dekania failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation, the board believes that circumstances warrant permitting those who believe they might find BlueCreek to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of Dekania or its stockholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed above, the Board of Directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by Dekania’s public stockholders (or a liquidation, if dissenting votes are 30% or greater) would have no adverse effect on the public stockholders, because they would receive approximately the same amounts they would if Dekania were liquidated on February 7, 2009, and, if the proposed business combination is later disapproved, its public stockholders at that time would receive approximately the same liquidation proceeds as if Dekania were liquidated as of February 7, 2009. Because of the two separate opportunities for public stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to public stockholders dissenting from the Extension Amendment and the proposed business combination could exceed the amount that would have been distributed to dissenters from the proposed business combination had the business combination been approved (without a prior vote on the Extension Amendment). However, even if the maximum number of public stockholders exercised their conversion rights in connection with the approvals of both the Extension Amendment and the business combination, the Board of Directors believes it would be immaterial to Dekania after consummation of the BlueCreek business combination in light of BlueCreek’s cash position.

Dekania’s Board of Directors consulted Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.” A copy of Morris James’s opinion is included as Annex C to this proxy statement, and stockholders are urged to review it in its entirety.

The Board of Directors has unanimously approved the Extension Amendment. Accordingly, if the Extension Amendment is approved by the holders of a majority of Dekania’s outstanding common stock, in accordance with Delaware law, Dekania believes the Extension Amendment will be valid and effective when filed with the

Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

In determining whether to propose the Extension Amendment, the Board of Directors took into consideration the fact that a substantial amount of Dekania stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing certificate of incorporation deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In addition, the Board of Directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of public stockholders. The board of directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of Dekania shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to Dekania’s stockholders to the best of their ability, as well as substantially less than the potential benefits to public stockholders wishing to have an opportunity to consider the proposed BlueCreek business combination, which they, as Dekania stockholders as well, share. In making that determination, the Chairman of the board of directors took into consideration the fact that in proposing the Extension Amendment, he may incur indemnification obligations to Dekania under his existing commitment substantially in excess of those currently accrued. At the same time, he recognized that completing the proposed BlueCreek business combination would result in a combined company more capable than Dekania alone to pay existing obligations of Dekania and expenses incurred after approval of the Extension Amendment, all of which obligations he might be called upon to pay under his existing commitment.

After careful consideration of all relevant factors, the Board of Directors determined that the Extension Amendment is fair to and in the best interests of Dekania and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF CONVERSION RIGHTS

The following discussion is a general summary of the material U.S. federal income tax consequences to the stockholders of Dekania who choose to exercise their conversion rights. This discussion applies only to stockholders of Dekania (referred to herein as “U.S. stockholders”) who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and who hold each of their shares of the stock of Dekania as a “capital asset,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of such conversion. The discussion does not address the tax considerations applicable to particular stockholders based on their individual circumstances, or to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt entities, mutual funds, and foreign persons). In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock through such entities. The discussion also does not describe the tax consequences arising under the laws of any state, local or foreign jurisdiction or any other federal tax.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively.

Dekania has not obtained a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. There can be no assurance that the IRS will not take a different position, or that position will not be sustained if challenged.

Because of the complexity of the tax laws and because the tax consequences to Dekania or any particular stockholder of Dekania may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences of any conversion transaction, including tax reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effect of any proposed changes in the tax laws.

Tax Consequences to U.S. Stockholders of Dekania Who Exercise Conversion Rights

Gain or Loss on Conversion

A U.S. stockholder of Dekania that exercises its conversion rights generally should recognize gain or loss for U.S. federal income tax purposes on the conversion equal to the difference between (1) the amount of cash received by such stockholder pursuant to the conversion and (2) such stockholder’s tax basis in its stock in Dekania.

A U.S. stockholder’s gain or loss generally should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of stock acquired at different dates or for different prices. The amounts received by a U.S. stockholder of Dekania pursuant to the conversion generally should be allocated proportionately to each share of stock owned by such stockholder. The gain or loss recognized by such stockholder in connection with the conversion generally should be a capital gain or loss, and should be a long-term capital gain or loss if the share has been held for more than one year, and a short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Backup Withholding

Unless a U.S. stockholder of Dekania complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to backup withholding tax with respect to payments received pursuant to the conversion. The backup withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

THE BLUECREEK BUSINESS COMBINATION

The following is a brief summary of the terms and background of the non-binding LOI that Dekania entered into with BlueCreek and certain of its shareholders. Upon completion of the SEC’s review of the proxy statement to be filed with the SEC, a definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination with BlueCreek. This proxy statement will contain important information regarding the business combination.

YOU ARE NOT BEING ASKED TO PASS ON THE PROPOSED BUSINESS COMBINATION AT THIS TIME. IF YOU ARE A PUBLIC STOCKHOLDER, YOU WILL HAVE THE SPECIFIC RIGHT TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH BLUECREEK IF AND WHEN IT IS SUBMITTED TO STOCKHOLDERS, AND DEKANIA EXPECTS TO PRESENT THE BUSINESS COMBINATION FOR YOUR VOTE IN THE NEAR FUTURE, AFTER THE SEC HAS HAD THE OPPORTUNITY TO REVIEW AND COMMENT ON THE PROXY STATEMENT.

General

On December 29, 2009, Dekania, BlueCreek and certain of BlueCreek’s shareholders entered into a non-binding LOI.

Business Combination with BlueCreek; Acquisition Consideration

Dekania will acquire each issued and outstanding ordinary share of BlueCreek held by the BlueCreek selling shareholders in exchange for shares of Dekania common stock with an aggregate value equal to $80.0 million (the total enterprise value of BlueCreek) less the assumption of the existing debt of BlueCreek, based on a value of the common stock of Dekania equal to $10 per share. We refer to this share exchange as the “business combination.” Upon consummation of the business combination, Dekania will change its name to “            ”.

Immediately after the business combination, all stock options or other convertible securities of BlueCreek, will be amended such that the securities will become exercisable for ordinary shares of Dekania and thereafter become substantially equivalent securities of Dekania.

Upon the consummation of the business combination, Dekania will own 100% of the issued and outstanding ordinary shares of BlueCreek.

Background

Shortly after Dekania’s initial public offering in February 2007, Dekania’s management began an intensive process to seek a target business for a business combination. Mr. Friedberg, Dekania’s former Chairman, President and CEO and Mr. Nathaniel, Dekania’s Chief Investment Officer, were assisted by William J. Tomljanovic, an employee of Dekania’s sponsor, who was made available to Dekania to assist the research effort and coordinate the financial aspects of the process. The focus of this effort was to find a suitable acquisition candidate that was engaged in one or more segments of the insurance industry.

The team prepared a work plan that was discussed with the Board of Directors at their meeting of March 21, 2007. This plan provided for contacting a variety of unaffiliated sources to identify potential targets, including investment bankers, venture capital funds, private equity funds, reinsurance brokers and other members of the financial community. Three professional firms that specialized in insurance industry acquisitions were engaged on the basis that they would only receive compensation if we completed a business combination identified by them. Among the factors to be considered were the following:

•	Financial condition and results of operation

•	Earnings and growth potential

•	Experience and skill of management and availability of additional personnel

•	Capital requirements

•	Competitive position

•	Stage of development

•	Regulatory environment

•	Lines of insurance business in which the target business engages

•	Degree of current or potential market acceptance of the services

•	Pricing and structure of lines of insurance business underwritten

•	Adequacy of reserves for risk-bearing insurance related entities, and.

•	Costs associated with effecting the business combination

The target company search and evaluation process, which identified, investigated and analyzed companies in North America, included: reviews of industry research, published trade and corporate information, and attendance at industry meetings. Dekania’s management was also in frequent contact with representatives from Maxim Group LLC, one of the co-underwriters of Dekania’s initial public offering.

Dekania’s Board of Directors was apprised of the team’s progress from time to time and at meetings held on August 30, 2007, October 5, 2007 and September 10, 2008. Mr. Friedberg and Mr. Nathaniel also discussed in detail the highest priority targets.

Messrs. Friedberg, Nathaniel and Tomljanovic identified over 50 possible target companies and signed Non-Disclosure Agreements or Confidentiality Agreements with 25. Although initially it was thought that a property and casualty company would be a desirable target, as the P&C insurance industry dynamics began to change with softening rates eroding profit margins for underwriters and commission income levels for brokers and agents, Dekania shifted its emphasis to service related businesses and life insurance and annuity product distribution. Dekania discovered that excluding single-company agents, life and annuity product distribution tended to be done by financial advisors who were able to sell both insurance and annuities, and also mutual funds and other financial products.

Meaningful discussions were held with 12 potential targets with Letter of Indication of Interest tendered to four and Letters of Intent tendered to four others (including BlueCreek). A definitive merger agreement was entered into with Advanced Equities Financial Corp., or Advanced Equities, one of the companies with which Dekania tendered a Letter of Intent. Following is a brief description of the six companies other than BlueCreek and Advanced Equities for which Dekania issued either an Indication of Interest or a Letter of Intent.

Company	Description of Business	Description of Status
A	Single-state mono-line insurer	Our proposed purchase price was not deemed sufficient by the target.

B	Single-state mono-line insurer	Our proposed purchase price was not deemed sufficient by the target.

C	Multi-state specialty insurer	Due diligence was undertaken and negotiations commenced on a Definitive Agreement but the parties were unable to reach a final agreement.

D	Service supplier to insurance industry	Did not wish to become public.

Company	Description of Business	Description of Status

E	Two-state speciality insurer	Preliminary due diligence was undertaken but the process was terminated due to the signing of the the Definitive Agreement with Advanced Equities.

F	Service supplier to insurance industry	Significant due diligence was undertaken but the process was terminated due to the signing of the Definitive Agreement with Advanced Equities.

Dekania entered into a definitive merger agreement with Advanced Equities on September 12, 2008. However, on October 5, 2008, Dekania was advised by Advanced Equities that the majority of the shareholders of Advanced Equities disapproved and rejected the merger between Dekania and Advance Equities.

Due to market conditions in the fall of 2008, the insurance industry became increasingly unattractive for seeking potential targets. Dekania sought to look beyond the scope of its original mandate and explore opportunities outside of the insurance industry.

Timeline	of Discussion with BlueCreek

Through the months of August and September of 2008, our Chief Investment Officer, Mr. David Nathaniel received several calls from Yorkville Advisors, a hedge fund located in Jersey City, NJ. After numerous attempts to set up a conference call between both parties, on November 5, 2008, Cohen & Company called Mr. Michael D’Ecclesiis of Yorkville. After the call, a meeting was scheduled for November 17, 2008 at Yorkville’s office to discuss a potential acquisition opportunity for Dekania.

On November 5, 2008, Dekania received a two page summery of the proposed target. With a significant amount of proven natural gas reserves, Dekania initially determined that BlueCreek Energy was an attractive target. On November 15, 2008, Dekania received a proposed Non-Disclosure Agreement from Yorkville. On the same day, the Non-Disclosure Agreement was sent to Dekania’s in-house counsel for review. On November 17, 2008, Mr. Nathaniel and a member of Cohen & Company met with Mr. Michael D’Ecclesiis and Mr. Richard Brand of Yorkville. During the meeting, Dekania was made aware that Yorkville was a senior secured debt holder of BlueCreek. Following a presentation by Mr. D’Ecclesiis and an extensive discussion of BlueCreek’s plans and objectives, Dekania concluded that BlueCreek was potentially a good fit with the objectives of Dekania and that Dekania should conduct preliminary due diligence to evaluate BlueCreek further.

On November 20, 2008, Dekania signed the Non-Disclosure Agreement and was promptly provided with confidential information on BlueCreek. The information included a management presentation, engineering reports, financials and reserve reports. A detailed review of the data was commenced by the Dekania team. Dekania arranged a call with the management team of BlueCreek to discuss the investment opportunity further. On the call was Mr. Kevin Norris, Chairman of the BlueCreek Board of Directors, Mr. Lester Garrett, President of BlueCreek and Mr. Jason Dawkins, CFO of BlueCreek. Following the call, Dekania decided to prepare a letter of intent for BlueCreek.

On November 21, 2008, Dekania engaged its investment banking adviser, Maxim Group to help with the review of all BlueCreek materials and preparing a valuation. Using a multiple of valuation methods ranging from the PV10 method to a multiple of revenue, to a proven reserves times current market price, the Dekania team agreed to propose an initial offer of 8 million shares of Dekania stock value at $10 per share less any debt of BlueCreek to be assumed by Dekania on the closing date. The proposal would be conveyed in a letter of intent.

On November 24, 2008, Dekania engaged its outside counsel Loeb & Loeb LLP to begin drafting a letter of intent which was subsequently signed on December 29, 2008. Due diligence by the Dekania team was conducted throughout the entire period consisting of extensive information requests on all aspects of the BlueCreek business. On December 29, 2008, New Century Capital was engaged by Dekania to prepare a fairness opinion on the proposed transaction.

THE DISSOLUTION PROPOSAL

As an alternative to the Extension Amendment, our Board of Directors is proposing Dekania’s dissolution and Plan of Liquidation for approval by our stockholders at the special meeting. As required by Delaware law, the Board intends to approve the Plan of Liquidation immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a certificate of dissolution with the Secretary of State of the State of Delaware. A copy of the Plan of Liquidation is attached as Annex B to this proxy statement, and you are encouraged to read it carefully.

If Dekania’s dissolution is approved, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•

filing a certificate of dissolution with the Secretary of State of the State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

•	adopting a Plan of Liquidation in substantially the form set forth in Annex B to this proxy statement by action of the Board of Directors in compliance with Delaware law;

•

as provided in the Plan of Liquidation, paying or adequately providing for the payment of, our known liabilities, including (i) liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation and (iii) our obligations to the public stockholders in accordance with the Charter;

•

if and to the extent required, obtaining payments from our sponsor pursuant to its indemnification obligations provided to Dekania at the time of the initial public offering and draw upon a loan not to exceed $500,000 from Cohen Brothers, LLC, d/b/a Cohen & Company, the parent of the sponsor, for the satisfaction of any outstanding or unknown liabilities;

•

if and to the extent required, drawing upon the $3,291,000 irrevocable letter of credit from the sponsor issued by Commerce Bank, to enable a distribution from the trust account of $10.00 per share to each Public Stockholder;

•

giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to our transfer agent for distribution according to the Plan of Liquidation;

•

if there are insufficient assets or other sources of funds, including the indemnification obligations of our sponsor, to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

•	winding up our remaining business activities; and

•	making tax and other regulatory filings.

Following dissolution, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although we do not anticipate that it will be necessary to do so since we do not now have any material assets outside the trust account, the Board of Directors will be authorized to establish a liquidating trust to complete Dekania’s liquidation. We intend to pursue any applicable federal or state tax refunds arising out of our proposed acquisition and our other business activities from inception through dissolution. To the extent we are successful in obtaining such refunds, the proceeds will be applied as follows: first, to repay the sponsor amounts that were drawn, if any, under the irrevocable letter of credit; and second, any remaining proceeds will be distributed pro rata to our public stockholders in accordance with our Charter. Due to the timing and potential uncertainty regarding any refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest of the trust account.

At September 30, 2008, we had approximately $97.1 million in the trust account. As of that date, we have withdrawn all of the $2,500,000 of interest income on funds in the trust account we are permitted to withdraw for working capital. Dekania believes that no amounts are currently owed to creditors which have not waived such claims, and we will incur additional amounts of expenses to unaffiliated vendors prior to the completion of our dissolution and liquidation. We expect to pay our liabilities in full or, in many cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with our dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of Dekania outside the trust account, will be provided by our sponsor pursuant to its indemnification obligations.

The indemnification obligation of our sponsor provides that it will indemnify us as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. Additionally, Dekania also has a $3,291,000 irrevocable letter of credit from the sponsor issued by Commerce Bank held for the benefit of the trust account and the public stockholders, which may be drawn upon by the trustee of the trust account to provide a pro rata payment to the public stockholders, if the funds in the trust account are less than $10.00 per share.

Dekania has liabilities as of December 26, 2008 of approximately $18,800 for Delaware franchise taxes which are not liabilities for services rendered or products sold. Although we are not aware of any other liabilities that will not be covered by the indemnification agreements of our sponsor, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from Dekania pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Dissolution under Delaware Law

Under the Charter, Dekania is required to dissolve if it does not complete a business combination within the required time period. Under Delaware law, stockholders need to approve the dissolution and Plan of Liquidation. That is why we are presenting the Dissolution Proposal at the special meeting in the event the Extension Proposal is not approved.

Section 275 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may dissolve upon a majority vote of the Board of Directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution will be effected by filing a certificate of dissolution with the State of Delaware. Once a Delaware corporation is dissolved, its existence is automatically continued for a term of three years solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Principal provisions of the Plan of Liquidation

General. In accordance with the Trust Agreement and the Charter, we will distribute pro rata to our public stockholders all of the proceeds of the trust account less the funds that will be used to pay applicable estimated taxes and permitted dissolution expenses, if any. We expect that liquidation will commence as soon as practicable after stockholder approval at the special meeting of Dekania’s dissolution and Plan of Liquidation. We currently anticipate that, including funds drawn from the letter of credit, we will make a liquidating distribution of $10.00 per share issued in the initial public offering.

We will also pay or provide for our known liabilities. Other than described in this proxy statement, we do not know of any other Dekania liabilities or any facts suggesting that any other Dekania liabilities may exist or will arise. Our sponsor has agreed to indemnify us for all claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Our sponsor will make indemnification payments as and when needed to discharge Dekania’s liabilities and obligations. If our sponsor’s indemnification obligations, which are independent of the Plan of Liquidation and apply to only specific types of claims to the extent that those claims reduce the amount in the trust account, do not satisfy a creditor’s claim, under Delaware law the public stockholders could be required to return their pro rata portion of distributions that they receive pursuant to the Plan of liquidation to pay the liabilities not so discharged. However, the public stockholders will not be required to return amounts in excess of the total funds received by them from Dekania.

We entered into a letter agreement with Cohen Brothers, LLC, the parent of the sponsor, whereby Cohen Brothers, LLC agreed to loan us up to $500,000 to fund our expenses and use as working capital. The amounts that we draw will not bear interest and Cohen Brothers, LLC has agreed to waive the repayment of the funds if we dissolve and liquidate.

We will discontinue recording transfers of shares of our common stock on the date of dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with Dekania’s dissolution or Plan of Liquidation. Following approval of Dekania’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation.

We are obligated to indemnify our officers, directors, employees and agents in accordance with the Charter and our bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets, we may not be able to provide meaningful indemnification to such persons. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation.

Indemnification Reserve. We generally are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities. If and to the extent required, in order to satisfy any outstanding or unknown liabilities, we will obtain funds from our sponsor pursuant to its indemnification obligations or as a draw on the commitment from Cohen Brothers, LLC, d/b/a Cohen & Company, the parent of the sponsor, to advance us up to

$500,000. However, a liability may not be covered by the indemnification obligation of our sponsor, or it might default on the indemnification obligation with respect to such liability. In any such event, a creditor which has not waived its claims against the trust account could bring a claim, as described in the following subsection, against one or more of our stockholders for such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation.

Potential Liability of Stockholders. Under the DGCL, if we fail to create adequate reserves for liabilities, or should such reserves be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors up to the amount that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates. Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the funds in the trust account may be held in trust, without interest and subject to applicable escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration. Our common stock, units and warrants trade currently on the NYSE Alternext US LLC and are listed under the trading symbols “DEK,” “DEK.U,” and “DEK.WS,” respectively, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, we intend to apply to terminate Dekania’s registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If registration is terminated, trading in the common stock, units and warrants on the NYSE Alternext US LLC would terminate.

Liquidating Trusts. Although the Board of Directors does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Dekania and the person(s) or entity the Board of Directors chooses as trustee(s).

Sales of Assets and Collection of Sums Owing. The Plan of Liquidation gives the Board of Directors the authority to sell all of our remaining assets, although our existing assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. The Plan of Liquidation also authorizes the Board of Directors to proceed to collect all sums due or owing to us, including any tax refunds. Any such funds collected will be distributed in accordance with the Plan of Liquidation.

Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights in connection with our dissolution and Plan of Liquidation.

Regulatory Approvals. We do not believe that any material U.S. federal or state regulatory requirements must be met or approvals obtained in connection with our dissolution or the Plan of Liquidation.

Treatment of Warrants. There will be no distribution from the trust account with respect to Dekania’s warrants. Because we failed to consummate a business combination, our warrants did not become exercisable and will expire worthless.

Payment of Expenses. In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person or entity in connection the implementation of the Plan of Liquidation.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to Dekania and to current holders of our common stock and warrants originally issued in our IPO, who are “United States persons,” as defined in the Code, and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, mutual funds, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the IRS and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts, and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

Because of the complexity of the tax laws and because the tax consequences to Dekania or to any particular stockholder or warrant holder may be affected by matters not discussed herein, stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan of Liquidation and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to Dekania

Dekania may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to U.S. Stockholders

Gain or Loss on Liquidation

Amounts received by U.S. stockholders pursuant to the liquidation generally will be treated as full payment in exchange for their shares of common stock. As a result of our liquidation, a U.S. stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder

(including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of common stock.

A U.S. stockholder’s gain or loss should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of common stock acquired at different dates or for different prices. Each liquidation distribution should be allocated proportionately to each share of stock owned by a U.S. stockholder and should be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain should be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a U.S. stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally should be recognized only when a U.S. stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of common stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any Dekania contingent liability not covered by our contingency reserve generally should produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally should be capital gain or loss, and should be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders should be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally should be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of the procedure for obtaining an exemption from backup withholding in their particular circumstances.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of December 19, 2008, by each of our directors and executive officers, all of our directors and executive officers as a group and other persons who beneficially own 5% or more of our outstanding common stock. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Daniel G. Cohen(2)	1,874,166	14.76%
Paul Vernhes	207,292	1.63%
David Nathanial	207,292	1.63%
Christopher Ricciardi	150,000	1.18%
Carl de Stefanis	15,000	*
Steven M. Qua	5,000	*
Scott C. DePetris	—	—
Joel R. Crisalli	1,500	*
Cohen Bros. Acquisitions, LLC	1,708,333	11.48%
All directors and officers as a group (7 individuals)	586,084	4.61%
Peter W. Poole(3)	727,800	5.73%
Fir Tree, Inc.(4)	1,256,900	9.90%
Jonathan M. Glaser(5)	1,204,200	9.48%
Menora Mivtachim Holdings Ltd.(6)	650,000	5.12%
Bulldog Investors(7)	997,601	7.86%
HBK Investments L.P.(8)	1,106,314	8.71%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the following persons is c/o Dekania Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(2)	Includes (i) 165,833 shares owned by Mr. Cohen and (ii) 1,708,333 shares owned by Cohen Bros. Acquisitions, LLC which may be attributable to Mr. Cohen as the majority interest owner and the Chairman of the Board of Managers of Cohen Brothers, LLC, the parent of Cohen Bros. Acquisitions, LLC. Mr. Cohen resigned from the Board of Directors on August 30, 2007.

(3)

Derived from a joint filing of a Schedule 13G on September 19, 2008 filed by Azimuth Opportunity, Ltd., Commerce Court Value, Ltd. and Peter W. Poole. Peter W. Poole is the director of Commerce Court Value, Ltd and Azimuth Opportunity, Ltd. Peter W. Poole’s address is 4th Floor, Rodus Building, Road Reef, PO Box 765, Road Town, Tortola, British Virgin Islands.

(4)

Derived from a joint filing of a Schedule 13G/A on February 14, 2008 filed by Sapling, LLC, Fir Tree Capital Opportunity Master Fund, L.P. and Fir Tree, Inc. Fir Tree, Inc. is the investment manager of both Sapling, LLC and Fir Tree Capital Opportunity Master Fund, L.P. Fir Tree, Inc.’s address is 505 Fifth Avenue, 23rd Floor, New York, NY 10017.

(5)	Derived from a joint filing of a Schedule 13G/A on February 13, 2008 filed by Jonathan M. Glaser, JMG Capital Management, Inc., JMG Capital Management, LLC, Daniel Albert David, Roger Richter, David Rubenstein, Pacific Assets Management, LLC, Pacific Capital Management, Inc. and JMG Triton Offshore Fund, Ltd. Jonathan M. Glaser’s address is 11601 Wilshire Boulevard, Suite 2180, Los Angles, CA 90025.

(6)	Derived from a joint filing of a Schedule 13D on March 19, 2007 filed by Menora Mivtachim Holdings Ltd. and its wholly owned subsidiaries. Mr. Menahem Gurevitch is a controlling shareholder of Menora Mivtachim Holdings Ltd. Menora Mivtachim Holdings Ltd.’s address is 115 Allenby Street, Tel Aviv, Israel 61008.

(7)	Derived from a joint filing of a Schedule 13D/A on December 3, 2008 filed by Bulldog Investors, an affiliate of Opportunities Partners L.P., Phillip Goldstein and Andrew Dakos. Bulldog Investors’ address is Park 80 West, Plaza Two, Saddle Brook, NJ 07663.

(8)	Derived from a joint filing of a Schedule 13G on October 1, 2008 filed by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. HBK Investments L.P.’s address is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201.

STOCKHOLDER PROPOSALS

If the Extension Amendment is approved and the business combination is consummated, Dekania’s fiscal year will end on December 31 and Dekania’s 2008 annual meeting of stockholders will be held on or about May 20, 2009, unless the date is changed by the Dekania board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, you need to provide it to Dekania by no later than February 20, 2009. You should direct any proposals to Dekania’s secretary at Dekania’s principal office.

If Dekania is liquidated as a result of not consummating a business combination transaction before February 7, 2009, there will be no annual meeting in 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Dekania and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Dekania’s proxy statement. Upon written or oral request, Dekania will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Dekania deliver single copies of such documents in the future. Stockholders may notify Dekania of their requests by calling or writing Dekania at Dekania’s principal executive offices at 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, 215-701-9555.

WHERE YOU CAN FIND MORE INFORMATION

Dekania files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Dekania with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. Dekania files its reports, proxy statements and other information electronically with the SEC. You may access information on Dekania at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment or the business combination by contacting us at the following address, telephone number or email address:

Dekania Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attn: David Nathaniel

Phone: 215-701-9555

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than January 26, 2009.

ANNEX A

PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DEKANIA CORP.

PURSUANT TO SECTION 242 OF THE

DELAWARE GENERAL CORPORATION LAW

DEKANIA CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Dekania Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 28, 2006.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on May 26, 2006.

4. The Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) was filed in the office of the Secretary of the State of Delaware on January 30, 2007.

4. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

5. Article SIXTH of the Second Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

SIXTH: The Corporation’s existence shall terminate on August 31, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article SEVENTH (A) below.

6. A new Article SEVENTH shall be incorporated into and made a part of the Second Amended and Restated Certificate of Incorporation to read in its entirety as follows:

SEVENTH: The following paragraphs (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of one or more operating businesses in the insurance industry that are incorporated in the United States, Canada, Bermuda or the Cayman Islands and that have substantially all of their business and all of their insurance risk in the United States (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering of securities (“IPO”) up to and including the first to occur of (a) the closing of a Business Combination or (b) the Termination Date.

(A) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 60% or more of the IPO Shares and shares sold in the Private Placement (as defined below) exercise their conversion rights (consisting of less than 30% with respect to the conversion rights described in paragraph F below and less than 30% with respect to the conversion rights described in paragraph B below).

(B) In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (the “IPO Shares”) who voted against the Business Combination (specifically excluding Cohen Bros. Acquisitions, LLC and persons who are officers or directors of the Corporation at the time of the IPO) may, contemporaneous with such vote, demand that the Corporation redeem his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, redeem such shares into cash at a per share redemption price equal to the original purchase price of the units issued in the IPO plus such portion of the interest earned on the Trust Account, excluding interest previously released to the Corporation to fund working capital needs and expenses up to a maximum of $2,500,000. The term “Trust Account” shall mean the trust account established by the Corporation at the consummation of its IPO and into which, in addition to the proceeds from the private sale of the Corporation’s securities to Cohen Bros. Acquisitions, LLC, which will take place immediately prior to the IPO (the “Private Placement”), a certain amount of the net proceeds of the IPO will be deposited.

(C) In the event that the Corporation does not consummate a Business Combination by the Termination Date, only the holders of the IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

(D) A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event of a distribution of the proceeds of the Trust Account to holders of IPO Shares in connection with the dissolution of the Corporation pursuant to the applicable provisions of the DGCL, the terms of the trust agreement governing the Trust Account or in the event he demands redemption of his shares in accordance with paragraph (B) above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.

(E) The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

(F) Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to February 7, 2009, by (ii) the total number of IPO Shares.

7. Article SEVENTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article EIGHTH.

8. Article EIGHTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article NINTH.

9. Article NINTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article TENTH.

10. Article TENTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article ELEVENTH.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David Nathaniel, Chief Investment Officer and Secretary, as of the          day of             , 2009.

By:
David Nathaniel Chief Investment Officer and Secretary

ANNEX B

PLAN OF LIQUIDATION

OF

DEKANIA CORP.

PLAN OF LIQUIDATION

OF

DEKANIA CORP.

(A Dissolved Delaware Corporation)

This Plan of Liquidation (or “Plan”) of Dekania Corp. (“Dekania,” “we” or “us”) is dated this      day of             , 2009.

WHEREAS, the dissolution of Dekania was duly authorized by its board of directors (the “Board of Directors”) and Dekania’s stockholders, and Dekania was dissolved on             , 2009 by the filing of a certificate of dissolution (the “Certificate of Dissolution”) with the Office of the Secretary of State of the State of Delaware;

WHEREAS, Dekania elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, Dekania has paid or otherwise satisfied or made provision for all claims and obligations of Dekania known to it, including conditional, contingent or unmatured contractual claims, other than the following:

1.	any unknown liabilities or outstanding obligations prior to the date hereof and liabilities and obligations incurred or to be incurred after such date, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of Dekania and the winding up of its business and affairs (the “Vendor Obligations”);

2.	Liabilities for federal, state and Delaware franchise taxes (collectively, “Tax Liabilities”); and

3.	Dekania’s obligations to holders (the “Public Stockholders”) of its shares of common stock, par value $0.0001 (the “Common Stock”), issued in its initial public offering (the “IPO”) to distribute the proceeds of the trust account established in connection with the IPO (the “Trust Account”) in connection with the dissolution and liquidation of Dekania as provided in Dekania’s second amended and restated certificate of incorporation (the “Charter”) and its IPO prospectus;

WHEREAS, there are no pending actions, suits or proceedings to which Dekania is a party;

WHEREAS, there are no facts known to Dekania, indicating that claims that have not been made known to Dekania or that have not arisen are likely to become known to Dekania or to arise within ten years after the date of dissolution; and

WHEREAS, Cohen Bros. Acquisitions, LLC, Dekania’s sponsor (“Dekania’s Sponsor”), has agreed to indemnify Dekania from and against all loss, liability, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which Dekania may become subject to as a result of any claim by any vendor or prospective target business that has not executed a valid and binding waiver of its right to seek payment of amounts due to it out of the Trust Account and that is owed money by Dekania for services rendered or products sold, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account;

WHEREAS, if and to the extent required, Dekania may draw upon a loan not to exceed $500,000 from Cohen Brothers, LLC, d/b/a Cohen & Company, the parent of Dekania’s Sponsor, for the satisfaction of any outstanding or unknown liabilities;

WHEREAS, if and to the extent required, Dekania may draw upon the $3,291,000 irrevocable letter of credit from Dekania’s Sponsor issued by Commerce Bank, to enable a distribution from the Trust Account of $10.00 per share to each Public Stockholder;

NOW THEREFORE, Dekania adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.	PAYMENT OF LIABILITIES AND OBLIGATIONS. Dekania shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of Dekania in accordance with Delaware law, (a) pay or provide for the payment in full, or in such other amount as shall be agreed upon by Dekania and the relevant creditor, the Vendor Obligations and (b) pay in full the Tax Liabilities.

2.	CONTINGENCY RESERVE. If and to the extent required or permitted, Dekania shall obtain payments from Dekania’s Sponsor pursuant to its indemnification obligations provided to Dekania at the time of the initial public offering and draw upon a commitment from Cohen Brothers, LLC, the parent of Dekania’s Sponsor to provide up to $500,000 of funding, for the satisfaction of any outstanding or unknown liabilities. Additionally, if and to the extent required, Dekania can draw upon the $3,291,000 irrevocable letter of credit from Dekania’s Sponsor issued by Commerce Bank, to enable a distribution from the Trust Account of $10.00 per share to each Public Stockholder.

3.	AUTHORITY OF OFFICERS AND DIRECTORS. The Board of Directors and the officers of Dekania shall continue in their positions for the purpose of winding up the affairs of Dekania as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process and is authorized to pay such persons compensation for their services; provided, however, that no current officer or director of Dekania shall receive any compensation for his or her services as aforesaid and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to Dekania’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Common Stock shall constitute the approval of Dekania’s stockholders of the Board of Director’s authorization of the payment of any such compensation. The adoption of the Plan by the holders of the shares of Common Stock shall constitute full and complete authority, in accordance with and subject to the terms of the Charter, for the Board of Directors and the officers of Dekania, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board of Directors or such officers deem necessary, appropriate or advisable (i) to dissolve Dekania in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of Dekania; (iii) to satisfy or provide for the satisfaction of Dekania’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of Dekania to the holders of the Common Stock in complete cancellation or redemption of its stock.

4.	CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board of Directors, the officers and agents of Dekania shall, as promptly as feasible, proceed to collect all sums due or owing to Dekania, including recovery of any tax refunds owing to Dekania, to sell and convert into cash any and all corporate assets and, out of the assets of Dekania, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of Dekania pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5.

RECOVERY OF ASSETS. In the event that Dekania (or any trustee or receiver for Dekania appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to Dekania, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to repay Dekania’s Sponsor amounts that were drawn, if any, under the irrevocable letter of credit, and to the extent any assets or funds remain thereafter, shall be distributed to the Public Stockholders in accordance with and subject to the terms of the Charter, the DGCL and to such terms and conditions as the Board of Directors (or any trustee or receiver for Dekania) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude Dekania (or any trustee or receiver for Dekania) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of Dekania.

6.	PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board of Directors for legal fees and expenses of Dekania, including, among other things, to cover any costs payable pursuant to the indemnification of Dekania’s officers or members of the Board of Directors provided by Dekania pursuant to the Charter, its bylaws, the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board of Directors for services rendered to Dekania. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, Dekania may, in the sole and absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to Dekania in connection with the collection, sale, exchange or other disposition of Dekania’s property and assets and the implementation of this Plan.

7.	INDEMNIFICATION. Dekania can elect to continue to indemnify its officers, directors, employees and agents in accordance with the Charter, its bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of Dekania. The Board of Directors, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover Dekania’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8.	LIQUIDATING TRUST. The Board of Directors may, but is not required to, establish and distribute assets of Dekania to a liquidating trust, which may be established by agreement in form and substance determined by the Board of Directors with one or more trustees selected by the Board of Directors. In the alternative, the Board of Directors may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of Dekania, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of Dekania’s property, and to collect the debts and property due and belonging to Dekania, with power to prosecute and defend, in the name of Dekania or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by Dekania that may be necessary, appropriate or advisable for the final settlement of the unfinished business of Dekania.

9.	LIQUIDATING DISTRIBUTIONS. Liquidating distributions, in accordance with and subject to the terms of the Charter, shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution, of outstanding shares of Common Stock sold pursuant to the IPO, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board of Directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of Dekania (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of Dekania). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board of Directors and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of Dekania within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

10.

AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of Dekania, it may amend or modify this Plan and all actions contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL and in accordance with and subject to the terms of the Charter; provided, however, that Dekania will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.	CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of Dekania, it shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12.	LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of Dekania in accordance with the terms of Sections 331 and 336 of the Code. This Plan shall be deemed to authorize the taking of such action as may be necessary to conform with the provisions of said Sections 331 and 336 of the Code and the regulations promulgated thereunder, including, without limitation, the making of an election under Section 336(e) of the Code, if applicable.

13.	FILING OF TAX FORMS. The appropriate officers of Dekania are authorized and directed, within 30 days after the adoption of this Plan, to execute and file a U.S. Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

ANNEX C

OPINION OF MORRIS JAMES LLP

January 12, 2009

Dekania Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Re: Enforceability of Certificate of Incorporation Provision

Ladies and Gentlemen:

We have acted as special Delaware counsel to Dekania Corp., a Delaware corporation (the “Company”), in connection with a proposed amendment, in the form attached hereto as Exhibit A (the “Amendment”), to the Company’s Certificate of Incorporation, as initially filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on February 28, 2006, as amended by the Certificate of Amendment thereto filed with the Secretary of State on March 17, 2006, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 26, 2006 and as further amended and restated by the Company’s Second Amended and Restated Certificate of Incorporation filed with the Secretary of State on January 30, 2007, which Second Amended and Restated Certificate of Incorporation we assume constitutes the entire certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”). In that connection, you have requested our opinion as to the enforceability under Delaware law of certain provisions in Articles THIRD (“Article THIRD”) and SIXTH (“Article SIXTH”) of the Certificate of Incorporation which purports to prohibit certain amendments to the Certificate of Incorporation intended to be effected by the Amendment. Capitalized terms used but not defined herein are used as defined in the Certificate of Incorporation.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

(a) The Certificate of Incorporation;

(b) The Amended and Restated Bylaws of the Company, in the form filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 18, 2006 as an Exhibit to the Company’s Amended S-1 Registration Statement, which Amended and Restated Bylaws we assume constitute the entire bylaws of the Company as currently in effect;

(c) The Amendment;

(d) The prospectus of the Company (the “Prospectus”), as filed with the SEC pursuant to Rule 424(b)(4) on February 1, 2007 in connection with Registration No. 333-134776;

(e) The Proxy Statement of the Company (the “Proxy Statement”) proposed to be filed with the SEC on or about December 30, 2008; and

(f) A certificate of good standing for the Company obtained from the Secretary of State, dated December 24, 2008 (the “Good Standing Certificate”).

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we

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have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.

BACKGROUND

The Proxy Statement states, and we have assumed as true for purposes of this opinion, that (i) the Company has entered into a letter of intent, dated December 29, 2008 (the “LOI”), among the Company, BlueCreek Energy, Inc., a Colorado company (“BlueCreek”), and certain of its shareholders, (ii) the transaction contemplated by the LOI will constitute a “Business Combination” within the meaning of the Certificate of Incorporation upon the consummation thereof, and (iii) the “Termination Date” referred to in Article THIRD and Article SIXTH of the Certificate of Incorporation is February 7, 2009.

The Company is concerned that it might not be possible to consummate the transactions contemplated by the LOI by February 7, 2009, and under Article THIRD of the Certificate of Incorporation as it presently exists, a failure to consummate such transactions by February 7, 2009 would result in the mandatory dissolution and liquidation of the Company and, under Article SIXTH, obligate the directors and officers of the Company to take certain actions to effectuate such dissolution and liquidation. Accordingly, the Company is considering the Amendment, which would (i) extend the Termination Date from February 7, 2009 to August 31, 2009, (ii) allow holders of less than 30% of the Company’s public shares who vote against the Amendment and elect conversion to convert1 their shares into a portion of the funds available in the trust account (the “Trust Fund”) established in connection with the Company’s initial public offering of its shares (the “IPO”), (iii) amend the threshold contained in the Certificate of Incorporation regarding the limit on the amount of the Company’s shares that may seek a conversion prior to consummating a Business Combination to less than 60% (consisting of less than 30% with respect to the Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a Business Combination), and (iv) amend the Certificate of Incorporation to provide for the automatic dissolution of the Company on August 31, 2009.

We understand that even if the Amendment is duly approved and becomes effective, any holder of the Company’s public shares who has voted against the Amendment will have the opportunity to demand a cash conversion (i. e., a redemption) of his, her, or its shares, such that the holder will receive for those shares his, her, or its pro rata share of the funds available in the Trust Fund. In addition, we understand that even if the Share Exchange Agreement is consummated, holders of the Company’s public shares who have voted against consummation of the Share Exchange Agreement will continue to have the right to elect to convert their public shares into a portion of the funds available in the Trust Fund, as provided in Article SEVENTH of the Certificate of Incorporation, as proposed to be amended by the Amendment.

Article THIRD provides, inter alia, that “[t]his Article THIRD may not be amended by the Corporation’s Board of Directors prior to the consummation of a Business Combination.” In addition, Article SIXTH provides, inter alia, that “[t]he following paragraphs (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business

[1]	Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the GCL.

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Combination,” and may not be amended during the [period from the effectiveness of the IPO up to and including the first to occur of (a) the closing of a Business Combination, or (b) the Termination Date].” Thus, Articles THIRD and SIXTH purport to divest the Company’s Board of Directors, the Company and its stockholders of the power to amend such Articles prior to the consummation of a Business Combination and/or the Termination Date.2

DISCUSSION

1. May Articles THIRD and SIXTH of the Certificate of Incorporation be amended as provided in the Amendment?

Section 242(a) of the GCL provides, in pertinent part:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment.... In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

(2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

(6) To change the period of its duration.

8 Del. C. § 242(a). In addition, Section 242(b) provides that “[e]very amendment authorized by subsection (a) of this section shall be made and effected [as provided therein.”. 8 Del. C. § 242(b) (emphasis added). Subsection (b)(1) of Section 242 applies to corporations having capital stock and provides that to approve an amendment, a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability,” and directing that the amendment be considered by stockholders either at the next annual meeting

[2]	We note that the prohibition on amendment set forth in Article THIRD of the Certificate of Incorporation applies, on its face, only to an amendment of Article THIRD by the Company’s Board of Directors. As such, it may be argued that Article THIRD does not prohibit the amendment thereof by the approval of the Amendment by the Company’s stockholders in the manner described in the Proxy Statement and the filing of the Amendment by the Company with the Secretary of State. We have assumed for purposes of this opinion letter, however, that the effect of the amendment prohibition language of Article THIRD, if enforceable, would be to prohibit an amendment of Article THIRD effected in such a manner.

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or at a special meeting called for such purpose. 8 Del. C. § 242(b)(1).3 Subsection (b)(l) further provides that “[i]f a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment,” a certificate of amendment “shall” be executed and filed and “shall” become effective. Id.4

By its terms, Section 242 contemplates that Delaware corporations have broad power and authority to amend their certificates of incorporation in any of the respects permitted by the statute, including in the respects contemplated by the Amendment, subject to obtaining the requisite board and stockholder approvals. The statutory language itself suggests that the power to amend the certificate of incorporation is an important and fundamental right vested in the directors and stockholders, and nothing in Section 242 suggests that such right may be eliminated or fundamentally restricted by a provision in the certificate of incorporation. Indeed, the statute provides that upon receipt of the requisite board and stockholder approvals, absent express authority in the approving resolutions permitting the board to abandon a proposed charter amendment, a corporation “shall” execute and file a certificate of amendment and such certificate of amendment “shall” become effective.

We note that Section 102(b)(4) of the GCL expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL. Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter[.]

8 Del. C. § 1 02(b)(4). While Section 102(b)(4) expressly permits charter provisions requiring a greater vote of directors or stockholders than is otherwise required by Section 242 and other provisions of the GCL, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation that eliminates, for a period of time or otherwise, the right and power of directors and stockholders to authorize amendments to the certificate of incorporation as expressly permitted by Section 242.

[3]	Stockholder approval also may be obtained by written consent pursuant to Section 228 of the GCL. 8 Del. C. § 228.
[4]	We note that Section 303 of the GCL provides an alternative means of authorizing amendments to the certificate of incorporation in connection with Federal bankruptcy proceedings. Section 303 provides that a Delaware corporation may carry out an order for relief entered in a Federal bankruptcy proceeding and may take any corporate action required by such an order, including, specifically, amendments to its certificate of incorporation, without any further action by directors and stockholders. See 8 Del. C. § 303. A charter amendment pursuant to Section 303 specifically requires action pursuant to the Federal Bankruptcy Code and the statute provides that such action will have the same effect as unanimous director and stockholder approval. Id. To the extent Article THIRD purports to divest the Company of the power to carry out an order or decree of a Federal bankruptcy court requiring amendment of the Certificate of Incorporation, as required by Section 303 of the GCL, unless and until a Business Combination has been consummated or during the Business Target Acquisition Period, respectively, it is our view that such Article is invalid and unenforceable for the same reasons expressed herein with respect to the provision’s purported elimination of director and stockholder rights and powers.

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We further note that Section 102(b)(1) of the GCL provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders.... ; if such provisions are not contrary to the laws of this State.

8 Del. C. § 102(b)(1). In our view, Section 102(b)(1) does not provide authority for a charter provision that eliminates the power of a corporation’s directors and stockholders to amend the certificate of incorporation or particular provisions thereof. First, Section 1 02(b)(1) does not authorize charter provisions that eliminate or prohibit the exercise of rights and powers, it merely provides for the limitation and regulation of such powers. See Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., 817 A.2d 160, 167-68 (Del. 2002) (noting the “dubious” validity of the trial court’s statement in dicta that a statute allowing a partnership agreement to restrict a partner’s fiduciary duties permitted a partnership agreement to eliminate a partner’s duties. The Court declined to rule on the issue, however, because it was not properly before the Court on appeal).

Second, we believe a Delaware court would find that a certificate of incorporation provision that purports to eliminate the right and power to amend the certificate of incorporation, or particular portions thereof, unless and until a condition precedent is satisfied, is “contrary to the laws of [Delaware].” A charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952). For the reasons discussed above, we believe the fundamental importance of the amendatory power as a matter of Delaware public policy is implicit in the language of Section 242. Moreover, the Delaware case law discussed below further confirms the importance of the power to amend as a core right of directors and stockholders. A charter provision purporting to divest the directors and stockholders of that important right, we believe, would be viewed by a Delaware court as “contrary to the laws of [Delaware].”

Although we are not aware of any Delaware case law directly addressing the enforceability under Section 102(b)(1) or otherwise of a charter provision prohibiting amendment to portions of a certificate of incorporation unless and until a condition precedent is satisfied, we are aware of several decisions suggesting that a certificate of incorporation provision eliminating the right and power of directors and stockholders to amend the certificate of incorporation might be unenforceable. In Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del. Ch. 1938), the Court of Chancery upheld a certificate of incorporation provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock. Although the Court was not called upon to decide the validity of another provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, the Court suggested the possible invalidity of such a provision, observing with suspicion that such a provision would make a charter provision “practically irrepealable.” Id. at 114.

In Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342 (Del. 1930), the certificate of incorporation provided that the common stock had “sole” power to vote, but the common stock had been invalidly issued. Even though there was no valid common stock with power to vote, including power to vote on an amendment to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the holders of preferred stock. Id. at 347. The Supreme Court held that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued, emphasizing that otherwise the corporation would be “unable to function.” Id. at 351. Although Triplex Shoe dealt primarily with the proposition that a corporation cannot function properly unless at least one class or series of outstanding stock has power to vote on the election of directors, we believe the Supreme Court’s general observations about stockholder voting rights, coupled with its assumption that the

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charter amendment had been validly approved by the holders of preferred stock, which under the terms of the certificate of incorporation had no voting rights, provide strong support for the proposition that at least one class or series of outstanding stock must have power at all times to approve or authorize fundamental corporate actions for which the GCL requires a stockholder vote, including the election of directors and amendments to the certificate of incorporation. For the same reasons articulated by the Supreme Court in Triplex Shoe, we believe a Delaware court would conclude that a certificate of incorporation provision purporting to divest all stockholders of the power to approve amendments to the certificate of incorporation leaves the corporation unable to function in a core area of its governance and, therefore, is unenforceable.5

More recently, in Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004), the Court of Chancery addressed whether a charter provision eliminating the power of a board of directors to fix record dates was permitted by Section 102(b)(1). The Court held that the provision at issue was valid, but was careful to note that other charter provisions purporting to eliminate director or stockholder rights and powers with respect to other matters might not be enforceable:

[T]o rule for [plaintiff] in this situation does not mean that every statutory grant of authority to directors or stockholders may be altered by charter. Rather, it is to say that the court must determine, based on careful, context-specific review in keeping with Sterling, whether a particular certificate provision contravenes Delaware public policy, i.e., our law, whether it be in the form of statutory or common law.

[5]

Our conclusion in this regard is bolstered by Section 151 (b) of the GCL, which authorizes a corporation to include in its certificate of incorporation provisions for the redemption of any class or series. of stock, but requires that immediately after any redemption “the corporation shall have outstanding 1 or more shares of 1 or more classes or series of stock, which share, or shares together, shall have full voting powers.” Section 151(b) is a further reflection of the important statutory policy requiring that at least one class or series of outstanding stock, or classes or series together, must have full voting powers with respect to fundamental corporate actions. We note that Section 151(a) provides that any of the voting powers of any class or series of stock “may be made dependent upon facts ascertainable outside the certificate of incorporation.” 8 Del. C. § 151(a). In our view, Section 151(a) does not authorize certificate of incorporation provisions that purport to divest all stockholders of the power to vote on fundamental corporate actions, such as amendments to the certificate of incorporation. See 8 Del. C. § 151(b); Triplex Shoe, 152 A. at 347,351 (discussed above).

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Id. at 848. The Court referred to several statutory rights under the GCL that could not be modified or eliminated by a charter provision. See id. at 848-849 & nn. 29, 30.6 The Court also indicated, in dicta, but without ruling on the issue, that a provision of a certificate of incorporation depriving directors of power to approve and propose to stockholders amendments to the certificate of incorporation likely would be invalid. Defendants had argued that statutory rights of directors could be eliminated by the certificate of incorporation only if the statute establishing such rights contained the phrase “unless otherwise provided by the certificate of incorporation.” Defendants asserted that if the Court were to hold otherwise, then Delaware corporations presumably could adopt charter provisions divesting directors of any number of fundamental powers, including the power to approve and recommend to stockholders charter amendments and mergers. In rejecting that argument, the Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided by the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate of amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].

Jones Apparel, 883 A.2d 837, 852 (Del. Ch. 2004).

As suggested by the Court in Jones Apparel, the rights of directors and stockholders to amend the certificate of incorporation are core rights of fundamental importance under the GCL. We believe that the fundamental nature of those rights is implicit in the statutory language itself, as discussed above. The case law further supports our conclusion that the right to amend is a fundamental right of central importance under the statutory scheme of the GCL. For example, in Lions Gate Entertainment Corp. v. Image Entertainment Inc., the Court of Chancery invalidated a provision in a certificate of incorporation that purported to permit the board or the stockholders to amend the certificate. 2006 WL 1668051 (Del. Ch. June 5, 2006). The Chancellor observed:

Under § 242 of the DGCL, after a corporation has received payment for its capital stock, an amendment to a certificate of incorporation requires both (i) a resolution adopted by the board of directors setting forth the proposed amendment and declaring its advisability and (ii) the approval of a majority of the outstanding stock entitled to vote on the amendment. Because the Charter Amendment Provision purports to give the Image board the power to amend the Charter unilaterally without a shareholder vote, it contravenes Delaware law and is invalid....

[6]

Specifically, the Court discussed Rohe v. Reliance Training Network, 2000 WL 1038190 (Del. Ch. Jun. 21, 2000) (in which the Court of Chancery invalidated a charter provision purporting to eliminate the right of stockholders to elect directors annually in violation of the statutory scheme providing for one year terms in the case of non-staggered boards) and Loews Theatres, Inc. v. Comm. Credit Co., 243 A.2d 78 (Del. Ch. 1968) (in which the Court invalidated a charter provision purporting to impose ownership limits on the right of stockholders to inspect books and records pursuant to 8 Del. C. § 220). In the Loew s decision, the Court observed that “a charter provision that seeks to waive a statutory right or requirement is unenforceable.” Loews, 243 A.2d at 81. The Jones Apparel Court further observed that “[ i]t would also be doubtful whether a certificate provision could set a minimum notice requirement for stockholder meetings that was greater than the minimum of the range mandated by Section 222(b)” of the GCL. Jones Apparel, 883 A.2d 837, 851 (Del. Ch. 2004).

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Id., at *17. Lions Gate supports our conclusion that the rights of directors and stockholders to approve amendments to the certificate of incorporation are “core” or “fundamental” rights that cannot be altered by a provision in the certificate of incorporation. Moreover, Delaware cases often have emphasized that all rights of stockholders set forth in a certificate of incorporation remain subject to amendment, even if the certificate of incorporation does not expressly reserve such a right. See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929) (holding that all the provisions of the General Corporation Law are incorporated into a corporation’s charter, and therefore a corporation has the power to amend its charter, without expressly reserving that right in its charter); Peters v. US. Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921) (holding that a corporate charter impliedly incorporates every pertinent provision in the Delaware Constitution and statutes, and, accordingly, a corporation has the power to amend its certificate).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), a landmark decision on the permissibility of charter amendments, the Court of Chancery addressed an argument that an amendment to a certificate of incorporation was invalid because it sought to amend the certificate in a manner that was permitted by a recent amendment to the GCL but that was not permitted at the time the corporation was organized. In the course of rejecting that argument, the Court observed that by granting power to amend the certificate of incorporation, the legislature “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these [internal] questions so as to leave them fixed for all time.” ld. at 657. The Court further queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intercorporate and in a sense private powers.... ,” i.e., alteration of the terms of the certificate of incorporation? ld. Davis confirms the important public policy underlying the reservation of the right of directors and stockholders to amend the certificate of incorporation, as set forth in Section 242.

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In view of the fundamental importance of the power and right of directors and stockholders to amend the certificate of incorporation, as reflected in the statutory language of Section 242 and expressed in the case law, it is our opinion that a charter provision purporting to eliminate the right and power of directors and stockholders to approve and implement amendments to the certificate of incorporation is not permitted by Section 102(b)(1) or any other provision of the GCL, even if such right and power is eliminated only as to particular provisions and only unless and until a condition precedent is satisfied. We believe that such a provision is contrary to the laws and public policy of Delaware and, therefore, invalid and unenforceable.7

2. What votes of the directors and stockholders are required to approve the Amendment?

Given our conclusion that Articles THIRD and SIXTH of the Certificate of Incorporation may permissibly be amended by the Amendment, you also have requested our opinion as to the votes of the Company’s directors and stockholders that would be required to approve the proposed Amendment.

The statutory default votes for approving an amendment to a corporation’s certificate of incorporation are (i) approval (and declaration of advisability) by the board of directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, the unanimous written consent of all directors (8 Del. C. §§ 141(b), 141(f), 242(b)); and (ii) votes or written consents in favor of the amendment by the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class (8 Del. C. §§ 228, 242(b)).8

The default director and stockholder votes required by the GCL may be increased to require a greater vote of the board or stockholders by a provision in the certificate of incorporation or, in the case of the board vote, the bylaws. See 8 Del. C. §§ 102(b)(4), l41(b), 216, 242(b). Delaware case law makes clear, however, that any charter or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous” and “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 926-27 (Del.

[7]	Our opinion is not changed by dicta in Boesky v. CX Partners, L.P., 1988 WL 42250 (Del. Ch. Apr. 28, 1988), suggesting that Delaware law might not require that a corporation have the power to amend its certificate of incorporation after dissolution. In Boesky, a limited partnership agreement vested certain powers in the liquidating partner upon dissolution, but no partner had the power to amend the limited partnership agreement following dissolution. Relying on Triplex Shoe Co., 152 A. 342 (Del. 1930), the liquidating partner argued that Delaware law required that someone be empowered to amend the limited partnership agreement. The Court rejected the argument, noting that “I do not read Triplex as recognizing the rule that the power to amend a corporate charter or an agreement of limited partnership must always be deemed to exist someplace, even when the entity is in liquidation.” 1988 WL 42250, at *9. Boesky did not discuss the statutory language or case law discussed above (other than the Triplex decision), its observations about corporate charter amendments were dicta, and the actual holding was limited to a finding that Delaware law does not require that a limited partnership agreement be amendable following dissolution of the limited partnership. Indeed, the Court’s dicta regarding corporate charter amendments was similarly limited to the dissolution context, with the Court emphasizing that “Triplex, unlike the present case, involved a continuing entity, not one whose affairs are being wound up.” Id. We express no view on whether the GCL permits a corporate certificate of incorporation to be amended after a corporation has dissolved and note that the law might require a corporation to revoke its voluntary dissolution pursuant to Section 311 of the GCL before effectuating an amendment to the certificate of incorporation. See 8 Del. C. §§ 278, 311.
[8]	The Certificate of Incorporation does not contain any provision requiring a separate class vote in connection with any amendment thereof

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1990) (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572,576 (Del. 1947)); In re Explorer Pipeline Co., 781 A.2d 705, 714 (Del. Ch. 2001); Cinerama, Inc. v. Technicolor, Inc., 663 A.2d 1134, 1155 (Del. Ch. 1994), aff’d, 663 A.2d 1156 (Del. 1995); Rainbow Navigation, Inc. v. Yonge, 1989 Del. Ch. LEXIS 41, at *13-14 (Del. Ch. Apr. 24, 1989). Such provisions should be “strictly construed” and “should not be extended by liberal interpretation.” Cinerama, 663 A.2d at 1155. There is no provision in the Company’s Certificate of Incorporation or By-laws purporting to impose a different or greater vote of directors or stockholders for approval of an amendment to the Certificate of Incorporation.

We have considered whether a Delaware court, rather than declaring the prohibition on amendments in Articles THIRD and SIXTH of the Certificate of Incorporation invalid and unenforceable, might instead interpret such provisions as requiring a supermajority or unanimous vote of the directors and/or the stockholders to approve any amendments purportedly prohibited thereby. We do not believe, however, that a Delaware court would interpret such provisions in that manner. Nothing in the language of Articles THIRD or SIXTH suggests that the drafter’s intent was to impose supermajority or unanimous voting requirements; rather, such language purports to be an outright prohibition on the power to amend such Articles as specified. For the reasons set forth above, we believe such a provision is invalid and unenforceable. We do not believe the provision contains a sufficient level of clarity to be re-interpreted as a supermajority or unanimity provision or that it is “positive, explicit, clear and readily understandable” as such a provision. See, e.g., Centaur Partners, 582 A.2d at 927; Standard Power & Light, 51 A.2d at 576; Explorer Pipeline, 781 A.2d at 714; Rainbow Navigation, 1989 Del. Ch. LEXIS 41, at *13-14, nor do we believe that a Delaware court would engage in “liberal interpretation” to effectively reform the provision to say something not intended by the drafters. See Cinerama, 663 A.2d at 1155; see also Hob Tea Room v. Miller, 89 A.2d 851, 856-57 (Del. 1952) (reformation is appropriate only where an instrument fails to reflect actual intent); Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that “all present and past shareholders intended the provisions to be included within the certificate . “ (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).9

For the reasons discussed above, it is our view that the Amendment may be approved by board and stockholder action at the statutory default levels and that Articles THIRD and SIXTH do not impose a supermajority or unanimous voting requirement for amending any of the provisions of such Article.

CONCLUSION

Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.

[9]	Even if a Delaware court were inclined to liberally interpret or reform Articles THIRD and SIXTH in the manner suggested, a charter provision requiring a unanimous vote of stockholders is of questionable validity under Delaware law. See 8 Del. C. § I 02(b )(4) (which authorizes provisions requiring the vote of a “larger portion” of stock); New Webster’s Concise Dictionary of the English Language 566 (2003) (defining “portion” as “[ a] part of a whole”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (suggesting possible invalidity of a unanimity provision because it would render provisions of charter “practically irrepealable”).

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January 12, 2009

The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. In addition, we express no opinion as to the securities laws of the State of Delaware or the rules and regulations relating thereto.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provisions of Articles THIRD and SIXTH to the extent that such provisions purport to eliminate the power to amend such Articles. For the avoidance of doubt, we express no opinion as to the validity, enforceability, or effectiveness of the provisions set forth in the Amendment (or the Certificate of Incorporation as amended thereby) to the extent that such provisions may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the GCL and to the extent that such provisions provide for disparate treatment of stockholders in connection with liquidating distributions. We also note that the conversion of shares to cash, as provided in the Certificate of Incorporation, as amended by the Amendment, likely would be construed as a redemption provision for purposes of the GCL and any conversion or redemption of shares thereunder might be subject to the restrictions on redemption set forth in Section 160 of the GCL

We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts as stated herein, and on the application of Delaware law as the same exists on the date hereof. The opinion expressed here is not a guaranty as to what any particular court would actually hold, but a reasoned opinion as to the decision a Delaware court would reach if the issues were properly presented to it and such court followed existing precedent as to legal and equitable principles applicable to the issues discussed herein.

We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter’ occur or take effect.

This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to the Securities and Exchange Commission (the “SEC”) and may be furnished or quoted to Loeb & Loeb LLP, the Company’s outside counsel, and relied upon by Loeb & Loeb LLP in connection with any correspondence or communications with the SEC.

Very truly yours,

/s/ Morris James LLP

MML

Exhibit A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DEKANIA CORP.

PURSUANT TO SECTION 242 OF THE

DELAWARE GENERAL CORPORATION LAW

DEKANIA CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Dekania Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 28, 2006.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on May 26, 2006.

4. The Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) was filed in the office of the Secretary of the State of Delaware on January 30, 2007.

4. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

5. Article SIXTH of the Second Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

SIXTH: The Corporation’s existence shall terminate on August 31, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article SEVENTH (A) below.

6. A new Article SEVENTH shall be incorporated into and made a part of the Second Amended and Restated Certificate of Incorporation to read in its entirety as follows:

SEVENTH: The following paragraphs (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of one or more operating businesses in the insurance industry that are incorporated in the United States, Canada, Bermuda or the Cayman Islands and that have substantially all of their business and all of their insurance risk in the United States (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering of securities (“IPO”) up to and including the first to occur of (a) the closing of a Business Combination or (b) the Termination Date.

(A) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 60% or more of the IPO Shares and shares sold in the Private Placement (as defined below) exercise their conversion rights (consisting of less than 30% with respect to the conversion rights described in paragraph F below and less than 30% with respect to the conversion rights described in paragraph B below).

(B) In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (the “IPO Shares”) who voted against the Business Combination (specifically excluding Cohen Bros. Acquisitions, LLC and persons who are officers or directors of the Corporation at the time of the IPO) may, contemporaneous with such vote, demand that the Corporation redeem his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, redeem such shares into cash at a per share redemption price equal to the original purchase price of the units issued in the IPO plus such portion of the interest earned on the Trust Account, excluding interest previously released to the Corporation to fund working capital needs and expenses up to a maximum of $2,500,000. The term “Trust Account” shall mean the trust account established by the Corporation at the consummation of its IPO and into which, in addition to the proceeds from the private sale of the Corporation’s securities to Cohen Bros. Acquisitions, LLC, which will take place immediately prior to the IPO (the “Private Placement”), a certain amount of the net proceeds of the IPO will be deposited.

(C) In the event that the Corporation does not consummate a Business Combination by the Termination Date, only the holders of the IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

(D) A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event of a distribution of the proceeds of the Trust Account to holders of IPO Shares in connection with the dissolution of the Corporation pursuant to the applicable provisions of the DGCL, the terms of the trust agreement governing the Trust Account or in the event he demands redemption of his shares in accordance with paragraph (B) above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.

(E) The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

(F) Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to February 7, 2009, by (ii) the total number of IPO Shares.

7. Article SEVENTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article EIGHTH.

8. Article EIGHTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article NINTH.

9. Article NINTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article TENTH.

10. Article TENTH of the Second Amended and Restated Certificate of Incorporation is hereby renumbered Article ELEVENTH.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David Nathaniel, Chief Investment Officer and Secretary, as of the              day of             , 2009.

By:
David Nathaniel
Chief Investment Officer and Secretary

PROXY

Dekania Corp.

2929 Arch Street

Suite 1703

Philadelphia, PA 19104

SPECIAL MEETING OF STOCKHOLDERS

February 6, 2009

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

DEKANIA CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

FEBRUARY 6, 2009

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated January 13, 2009, in connection with the Special Meeting to be held at 11:00 a.m. Eastern Standard Time on February 6, 2009 at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, NY 10154, and hereby appoints David Nathaniel and Christopher Ricciardi, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Dekania Corp. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT CONSISTING OF PROPOSALS 1, 2, 3 AND 4. YOU MUST VOTE ONLY “FOR” EITHER ALTERNATIVE 1 OR ALTERNATIVE 2. ANY PROXY VOTED IN FAVOR OF BOTH (OR ANY PROPOSALS CONTAINED THEREIN) WILL BE INVALID.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

ALTERNATIVE 1—EXTENSION AMENDMENT

Proposal 1 – Business Combination Deadline	FOR	AGAINST	ABSTAIN
To extend the date before which the Corporation must complete a business combination from February 7, 2009 to August 31, 2009, to avoid being required to liquidate.	☐	☐	☐

Proposal 2 – Conversion Rights
To allow holders of up to 30% of the aggregate of the common stock shares issued in the Corporation’s initial public offering plus the number of shares sold by the Corporation in a private placement concurrent with its IPO (“public shares”) who vote against the Extension Amendment and elect conversion to (i) convert their shares into cash held in the Corporation’s trust account and (ii) authorize the Corporation and the trustee to disburse such conversion payments.	☐	☐	☐

Proposal 3 – Limit on Cash Conversion

To allow holders of less than 60% (consisting of less than 30% with respect to the Extension Amendment conversion rights and less than 30% with respect to the existing conversion rights in connection with a business combination) of the aggregate of public shares plus the number of such shares sold in a private placement by Dekania concurrently with its IPO who vote against either the Extension Amendment or a Business Combination proposal and elect conversion to convert their shares into cash held in the Corporation’s trust account and authorize the Corporation and the trustee to disburse the conversion payments to be paid in connection with the Extension Amendment.

	☐	☐	☐

Proposal 4 – Automatic Dissolution To amend the certificate of incorporation to provide for the automatic dissolution of Dekania on August 31, 2009	☐	☐	☐

Only if you voted “AGAINST” ALL proposals above and you hold shares of Dekania common stock issued in its initial public offering, you may exercise your conversion rights and demand that the Corporation convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Dekania common stock for cash and will no longer own these shares and you will be authorizing Dekania and the trustee to disburse such conversion payments and waiving any claims against the trustee in connection therewith. You will only be entitled to receive cash for your shares if the Extension Amendment is approved (and not abandoned) and you continue to hold your shares through the time the Extension Amendment becomes effective and tender your stock certificate to the Corporation.

EXERCISE CONVERSION RIGHTS	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE ☐ AT LEFT

ALTERNATIVE 2—DISSOLUTION PROPOSAL

	FOR	AGAINST	ABSTAIN
To approve the dissolution of Dekania Corp. and the Plan of Liquidation submitted to stockholders at the special meeting.	☐	☐	☐

ADJOURNMENT OR POSTPONEMENT PROPOSAL

To permit Dekania Corp.’s Board of Directors, in its discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the alternative sets of proposals

	☐	☐	☐

Dated
2009

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN ITEMS 1, 2, 3 AND 4 WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.